As filed with the Securities and Exchange Commission on October 13, 2004
                                      An Exhibit List can be found on page II-5.
                                                           Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                              CYBERLUX CORPORATION
                 (Name of small business issuer in its charter)

        NEVADA                           3674                    91-2048178
(State or other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
     of Incorporation or       Classification Code Number)   Identification No.)
       Organization)


                        4625 CREEKSTONE DRIVE, SUITE 100
                             RESEARCH TRIANGLE PARK
                          DURHAM, NORTH CAROLINA 27703
                                 (919) 474-9000
          (Address and telephone number of principal executive offices and principal place of business)

                      DON F. EVANS, CHIEF EXECUTIVE OFFICER
                              CYBERLUX CORPORATION
                        4625 CREEKSTONE DRIVE, SUITE 100
                             RESEARCH TRIANGLE PARK
                          DURHAM, NORTH CAROLINA 27703
                                 (919) 474-9000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF          AMOUNT TO BE         PROPOSED          PROPOSED           AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)        MAXIMUM           MAXIMUM         REGISTRATION FEE
                                    SHARE (2)           OFFERING         AGGREGATE
                                                       PRICE PER       OFFERING PRICE
-------------------------------------------------------------------------------------------------------------
      Common stock, $.001 par      22,222,224         $          .27      $ 6,000,000.48      $       760.20
          value issuable upon
        conversion of Secured
            Convertible Notes
-------------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par       4,500,000         $          .50      $    2,250,000      $       285.08
 value issuable upon exercise
                  of Warrants
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      10,416,000         $          .27      $    2,812,320      $       356.32
-------------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par       8,543,032         $          .27      $ 2,306,618.64      $       292.25
          value issuable upon
       conversion of Series A
  Convertible Preferred Stock
-------------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par       8,543,032         $          .27      $ 2,306,618.64      $       292.25
 value issuable upon exercise
                  of Warrants
-------------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par       8,543,032         $         1.05      $ 8,970,183.60      $     1,136.52
 value issuable upon exercise
                  of Warrants
-------------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par          58,500         $          .27      $       15,795      $         2.00
 value issuable upon exercise
                  of Warrants
-------------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par       1,441,500         $          .27      $      389,205      $        49.31
 value issuable upon exercise
                  of Warrants
-------------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par         300,000         $          .50      $      150,000      $        19.01
 value issuable upon exercise
                  of Warrants
-------------------------------------------------------------------------------------------------------------
                        Total      64,567,319                             $25,200,741.36      $     3,192.94
-------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on October 8, 2004, which was $.27 per share.

(3) Includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.50 per share to account for antidilution and price protection adjustments.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED OCTOBER 13, 2004

                              CYBERLUX CORPORATION
                              64,567,319 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 64,567,319 shares of our common stock, including up to 22,222,224 shares of common stock underlying secured convertible notes in a principal amount of $1,500,000, up to 23,334,064 issuable upon the exercise of common stock purchase warrants, up to 8,543,032 underlying series A convertible preferred stock and 10,416,000 shares of common stock. The secured convertible notes are convertible into our common stock at the lower of $0.72 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "CYBL". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on October 8, 2004, was $.26.

      INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is October 13, 2004.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Cyberlux Corporation with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

                              CYBERLUX CORPORATION

      We are in the development stage and our efforts have been principally devoted to designing, developing manufacturing and marketing advanced lighting systems that utilize white (and other) light emitting diodes as illumination elements. We are developing and marketing new product applications of diodal illumination(TM) that demonstrate added value over traditional lighting systems. Using proprietary technology, we are creating a family of products for emergency and security lighting offer extended light life and greater cost effectiveness than other existing forms of illumination. We are expanding our marketing activity into channels of retail, commercial and institutional sales.

      For the three months ended June 30, 2004, we generated $11,238 in revenue and a net loss of $553,279. In addition, for the year ended December 31, 2003, we generated $74,238 in revenue and a net loss of $1,494,556. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report dated April 6, 2004, have expressed substantial doubt about our ability to continue as going concern.

      Our principal offices are located at 4625 Creekstone Drive, Suite 100, Research Triangle Park, Durham, North Carolina 27703, and our telephone number is (919) 474-9000. We are a Nevada corporation.

The Offering

Common stock offered by selling stockholders......Up to 64,567,319 shares, including the following:

                                                  -     up to 22,222,224 shares
                                                        of common stock
                                                        underlying secured
                                                        convertible notes in the
                                                        principal amount of
                                                        $1,500,000 (includes a
                                                        good faith estimate of
                                                        the shares underlying
                                                        secured convertible
                                                        notes to account for
                                                        market fluctuations
                                                        antidilution and price
                                                        protection adjustments,
                                                        respectively),

                                                  -     up to 4,500,000 shares
                                                        of common stock issuable
                                                        upon the exercise of
                                                        common stock purchase
                                                        warrants at an exercise
                                                        price of $.50 per share
                                                        (includes a good faith
                                                        estimate of the shares
                                                        underlying warrants to
                                                        account for antidilution
                                                        and price protection
                                                        adjustments,
                                                        respectively);

                                                  -     up to 8,543,032 shares
                                                        of common stock
                                                        underlying series A
                                                        convertible preferred
                                                        stock;

                                                  -     10,416,000 shares of
                                                        common stock;

                                                  -     up to 8,543,032 shares
                                                        of common stock issuable
                                                        upon the exercise of
                                                        common stock purchase
                                                        warrants at an exercise
                                                        price of $.25 per share;

                                                  -     up to 8,543,032 shares
                                                        of common stock issuable
                                                        upon the exercise of
                                                        common stock purchase
                                                        warrants at an exercise
                                                        price of $1.05 per
                                                        share;

                                                  -     up to 58,500 shares of
                                                        common stock issuable
                                                        upon the exercise of
                                                        common stock purchase
                                                        warrants at an exercise
                                                        price of $.10 per share;

                                                  -     up to 1,441,500 shares
                                                        of common stock issuable
                                                        upon the exercise of
                                                        common stock purchase
                                                        warrants at an exercise
                                                        price of $.25 per share;

                                                  -     up to 300,000 shares of
                                                        common stock issuable
                                                        upon the exercise of
                                                        common stock purchase
                                                        warrants at an exercise
                                                        price of $.50 per share;

                                                        This number represents
                                                        87.06% of our current
                                                        outstanding stock.


Common stock to be outstanding after
the offering .....................................Up to 74,067,225 shares

Use of proceeds...................................We will not receive any proceeds from the sale of the
                                                  common stock. However, we will
                                                  receive the sale price of any
                                                  common stock we sell to the
                                                  selling stockholders upon
                                                  exercise of the warrants. We
                                                  expect to use the proceeds
                                                  received from the exercise of
                                                  the warrants, if any, for
                                                  general working capital
                                                  purposes. However, AJW
                                                  Partners, LLC, AJW Qualified
                                                  Partners, LLC, AJW Offshore,
                                                  Ltd., and New Millennium
                                                  Partners II, LLC will be
                                                  entitled to exercise up to
                                                  4,500,000 warrants on a
                                                  cashless basis if the shares
                                                  of common stock underlying the
                                                  warrants are not then
                                                  registered pursuant to an
                                                  effective registration
                                                  statement. In the event that
                                                  AJW Partners, LLC, AJW
                                                  Qualified Partners, LLC, AJW
                                                  Offshore, Ltd., or New
                                                  Millennium Partners II, LLC
                                                  exercise the warrants on a
                                                  cashless basis, then we will
                                                  not receive any proceeds from
                                                  the exercise of those
                                                  warrants. In addition, we have
                                                  received gross proceeds
                                                  $500,000 from the sale of the
                                                  secured convertible notes and
                                                  the investors are obligated to
                                                  provide us with an additional
                                                  $1,000,000; $500,000 within
                                                  five days following the filing
                                                  of this registration statement
                                                  and $500,000 within five days
                                                  of this prospectus being
                                                  declared effective. The
                                                  proceeds received from the
                                                  sale of the secured
                                                  convertible notes will be used
                                                  for business development
                                                  purposes, working capital
                                                  needs, pre-payment of
                                                  interest, payment of
                                                  consulting and legal fees and
                                                  purchasing inventory.

Over-The-Counter Bulletin Board Symbol............CYBL

      The above information regarding common stock to be outstanding after the offering is based on 19,915,905 shares of common stock outstanding as of September 22, 2004 and assumes the subsequent conversion of our issued secured convertible notes and series A convertible preferred stock and exercise of warrants by our selling stockholders.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 23, 2004 for the sale of (i) $1,500,000 in secured convertible notes and (ii) warrants to buy 2,250,000 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $1,500,000 as follows:

      o     $500,000 was disbursed on September 23, 2004;

      o $500,000 will be disbursed within five days of the filing of this registration statement; and

      o $500,000 will be disbursed within five days of the effectiveness of this prospectus.

      Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.72 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of October 11, 2004, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.27 and, therefore, the conversion price for the secured convertible notes was $.135. Based on this conversion price, the $1,500,000 secured convertible notes, excluding interest, were convertible into 11,111,112 shares of our common stock.

      AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

      See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

      We incurred net losses of $1,494,556 for the year ended December 31, 2003 and $1,336,970 for the year ended December 31, 2002. For the three months ended June 30, 2004, we incurred a net loss of $553,279. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

      We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $900,000 to fund our continued operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

      In their report dated April 6, 2004, our independent auditors stated that our financial statements for the year ended December 31, 2003 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of losses for the years ended December 31, 2003 and 2002 in the amounts of $1,494,556 and 1,336,970, respectively. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. EVANS, SCHMIDT OR RINGO, OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

      Our success depends to a significant extent upon the continued service of Mr. Donald F. Evans, our Chief Executive Officer, Mr. Mark D. Schmidt, our President and Mr. John Ringo, our Secretary and Corporate Counsel. Loss of the services of Messrs. Evans, Schmidt or Ringo could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Evans or Ringo. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

      The lighting and illumination industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

OUR TRADEMARK AND OTHER INTELLECTUAL PROPERTY RIGHTS MAY NOT BE ADEQUATELY PROTECTED OUTSIDE THE UNITED STATES, RESULTING IN LOSS OF REVENUE.

      We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent, as do the laws of the United States.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES, SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of September 22, 2004, we had 19,915,905 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 3,750,938 shares of common stock at current market prices, series A convertible preferred stock convertible into 8,543,032 shares of common stock, and outstanding warrants to purchase 21,834,064 shares of common stock. Additionally, we have an obligation to sell secured convertible notes outstanding that may be converted into an estimated 7,501,876 shares of common stock at current market prices and issue warrants to purchase 1,500,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and preferred stock and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of October 8, 2004 of $0.26.

                                                Number         % of
% Below      Price Per       With Discount     of Shares       Outstanding
Market          Share          at 50%          Issuable        Stock
------          -----          ------          --------        -----

25%            $.195           $.0975          15,384,616      43.58%
50%            $.13            $.065           23,076,924      53.68%
75%            $.065           $.0325          46,153,847      69.86%

      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND SERIES A CONVERTIBLE PREFERRED STOCK AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the secured convertible notes and series A convertible preferred stock and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated and registered 22,222,224 shares to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      In September 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $500,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible notes in the aggregate of $1,000,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise up to 4,500,000 warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds $500,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $1,000,000; $500,000 within five days of the filing of this registration statement, and $500,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "CYBL".

      For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                         High($)        Low ($)
                                         -------        -------

2003
Third Quarter (1)                         1.05            0.10
Fourth Quarter                            0.55            0.12

2004
First Quarter                             0.53            0.19
Second Quarter                            0.85            0.27
Third Quarter                             0.55            0.23
Fourth Quarter (2)                        0.35            0.24

(1) Our stock first traded on July 13, 2003.
(2) As of October 8, 2004.

HOLDERS

      As of September 23, 2004, we had approximately 180 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.

      We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

STOCK OPTION PLAN

      We have a 2003 Employee Stock Option Plan for incentive/retention of current key employees and as an inducement to employment of new employees. The 2003 plan, which sets aside 2,000,000 shares of common stock for purchase by employees, was approved by our Board of Directors. We will not issue options or warrants to any employee or affiliate with an exercise price of less than 85% of the fair market value of our common stock on the date of the grant.

OPTION/SAR GRANTS IN LAST FISCAL YEAR - INDIVIDUAL GRANTS

-------------------------------------------------------------------------------
                       NUMBER OF       % OF TOTAL
                       SECURITIES      OPTIONS/SARS
                       UNDERLYING      GRANTED TO      EXERCISE OR
                       OPTIONS/SARS    EMPLOYEES IN    BASE          EXPIRATION
NAME                   GRANTED (#)     FISCAL YEAR     ($/SH)        DATE
-------------------------------------------------------------------------------
Donald F. Evans          100,000           %16.7       $0.001/Sh      2011
-------------------------------------------------------------------------------
John W. Ringo            100,000           %16.7       $0.001/Sh      2011
-------------------------------------------------------------------------------
Alan H. Ninneman         100,000           %16.7       $0.001/Sh      2011
-------------------------------------------------------------------------------
David D. Downing          50,000            %8.3       $0.001/Sh      2011
-------------------------------------------------------------------------------

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

--------------------------------------------------------------------------------------------------------
                  SHARES                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                  ACQUIRED                      UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS/SARS
                  ON EXERCISE  VALUE            OPTIONS/SARS AT FY-END        AT FY-END ($)
NAME              (#)          REALIZED ($)     (#)EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
--------------------------------------------------------------------------------------------------------
Donald F. Evans    100,000    $14,900                            100,000                        $14,900
--------------------------------------------------------------------------------------------------------
John W. Ringo       50,000     $7,450                             50,000                         $7,450
--------------------------------------------------------------------------------------------------------
Alan H. Ninneman    50,000     $7,450                             50,000                         $7,450
--------------------------------------------------------------------------------------------------------
David D. Downing    50,000     $7,450                             50,000                         $7,450
--------------------------------------------------------------------------------------------------------

      On January 3, 2003, our Board approved a 2003 Incentive Stock Option Plan which will provide 2,000,000 shares of common stock to underwrite options and declared the current eligible participants as follows:

-----------------------------------------
Donald F. Evans           700,000 shares
-----------------------------------------
David D. Downing          250,000 shares
-----------------------------------------
John W. Ringo             250,000 shares
-----------------------------------------
Alan H. Ninneman          250,000 shares
-----------------------------------------
Mark D. Schmidt           550,000 shares
-----------------------------------------

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.

                            Options Outstanding                        Options Exercisable
                           --------------------                       --------------------
                                 Weighted Average       Weighed                      Weighted
                    Number    Remaining Contractual      Average       Number         Average
Exercise Prices  Outstanding       Life (Years)      Exercise Price  Exercisable  Exercise Price
---------------  -----------       ------------      --------------  -----------  --------------
       $ 0.2125   2,000,000             6               $0.2125       2,000,000     $0.2125
                  ---------                                           ---------
                  2,000,000             6               $0.2125       2,000,000     $0.2125
                  =========                              ======       =========      ======

Transactions involving stock options issued to employees are summarized as follows:

                                                        Weighted
                                                      Average Price
                                    Number of Shares   Per Share
                                    ----------------   ----------

Outstanding at December 31, 2002
   Granted                                 2,000,000   $   0.2125
   Exercised                                       -            -
   Canceled or expired                             -            -
                                         -----------   ----------
Outstanding at December 31, 2003           2,000,000   $   0.2125
                                         ===========   ==========

      The weighted-average fair value of stock options granted to employees during the period Ended December 31, 2003 and 2002 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                      2003         2002

Significant assumptions (weighted-average):
    Risk-free interest rate at grant date            1.02%          n/a
    Expected stock price volatility                    26%          n/a
    Expected dividend payout                             -            -
    Expected option life-years (a)                       6          n/a

(a) The expected option life is based on contractual expiration dates.

If the Company recognized compensation cost for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share would have been $(1,324,995) and $(0.19) for the period ended September 30, 2003 and $(446,766) and $(0.07) for the period ended September 30, 2002, respectively.

On September 2, 2003, our Board approved a 2004 Incentive Stock Option Plan which will provide 2,000,000 shares to underwrite options.

On April 8, 2004 our Board approved the 2005 Incentive Stock Option Plan that provides for 12,000,000 shares to underwrite options.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

      We are in the development stage and our efforts have been principally devoted to designing, developing manufacturing and marketing advanced lighting systems that utilize white (and other) light emitting diodes as illumination elements.

      We are developing and marketing new product applications of diodal illumination(TM) that demonstrate added value over traditional lighting systems. Using proprietary technology, we are creating a family of products for emergency and security lighting offer extended light life and greater cost effectiveness than other existing forms of illumination. We are expanding our marketing activity into channels of retail, commercial and institutional sales.

      Our target markets include long-term interim lighting needs in hotels, hospitals, nursing homes, airports, shopping centers and multiple family complexes; long-term evacuation solutions for theaters, office and public buildings; reduced maintenance cost solutions for property managers as applied to walkway, corridor or landscape lighting; and certain sensitive applications for the military.

      On April 27, 2004, we received an initial purchase order from the City of Cleveland for the pilot phase implementation of our Emergency Lighting Augmentation System project. The nature and purpose of our Emergency Lighting Augmentation System is its ability to provide up to 60 hours of light in bathrooms, stairwells, elevators, corridors, equipment rooms and interior offices from its custom constant charge battery pack and expandable lighting element configuration. The system retrofits into existing fluorescent fixtures where its patented sensor differentiates between power off at a wall switch and a power outage in the building's electrical system. We concluded the pilot phase in June 2004 and are working on proposals to extend our installation of our Emergency Lighting Augmentation System for the Cleveland municipality including the Cleveland Hopkins International Airport.

      During the second quarter of 2004, we met with officials from the State of New York who expressed interest in our long-term interim lighting solutions. We also met with security administrators of the Metropolitan Transit Authority and the Port Authority in the City of New York. The Metropolitan Transit Authority requested that we submit a proposal to provide long term interim lighting pilot installations in New York City's subway system to include passenger platforms, rail cars and tunnel accesses. We anticipate a similar proposal request from the Port Authority relative to Newark, LaGuardia and JFK airports and the Port Authority Holland Tunnel system.

      Although, we have been focused on emergency lighting due to power grid failures and blackout concerns expressed by Homeland Security officials, we have also made advances from the retail segment of our business. For the Christmas retail season, we are developing a camping light positioning and are marketing the "CampLamp" to major national retailers. In addition, our Home Safety Light is continuing to gain sales acceptance across the broad retail channel and we anticipate launching the next generation of Home Safety Light for the Christmas season.

CRITICAL ACCOUNTING POLICIES

      The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

      o     stock-based compensation; and

      o     revenue recognition.

STOCK-BASED COMPENSATION

      In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

      The Company elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

REVENUE RECOGNITION

      For revenue from product sales, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

RESULTS OF OPERATIONS

REVENUES

      We have generated operating revenues from operations of $95,444 from our inception. We believe we will continue earning revenues from operations in our second year of actual operation on an ongoing basis as we transition from a development stage company to that of an active growth and acquisition stage company

COSTS AND EXPENSES

      From our inception through June 30, 2004, we have generated revenues of $95,444 from operations. We have incurred losses of $5,283,798 during this period. These expenses were associated principally with equity-based compensation to employees and consultants, product development costs and professional services.

LIQUIDITY AND CAPITAL RESOURCES

      As of June 30, 2004, we had a working capital deficit of $530,352. As a result of our operating losses from our inception through June 30, 2004, we generated a cash flow deficit of $1,796,988 from operating activities. Cash flows used in investing activities was $132,760 during the period May 17, 2000 (date of our inception) through June 30, 2004. We met our cash requirements during this period through the private placement of $1,620,000 through the issuance of our common and preferred stock, and $212,455 from the issuance of notes payable and advances of $112,745, net of repayments, to our officers and shareholders and advances.

      While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development.

      By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

      Our independent certified public accountant has stated in their report included in our December 31, 2003 Form 10-KSB, as amended, that we have incurred operating losses in the last two years, and that we are dependent upon management's ability to develop profitable operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 23, 2004 for the sale of (i) $1,500,000 in secured convertible notes and (ii) warrants to buy 2,250,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $1,500,000 as follows:

      o     $500,000 was disbursed on September 23, 2004;

      o $500,000 will be disbursed within five days of the filing of this registration statement; and

      o $500,000 will be disbursed within five days of this prospectus being declared effective.

      Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.72 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

      Since the conversion price will be less than the market price of the common stock at the time the secured convertible notes are issued, we anticipate recognizing a charge relating to the beneficial conversion feature of the secured convertible notes during the quarter in which they are issued, including the third quarter of fiscal 2004 when $500,000 of secured convertible notes were issued.

      We will still need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again.

RECENT ACCOUNTING PRONOUNCEMENTS

      Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No. 141), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). The FASB also issued Statement of Financial Accounting Standards No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" (SFAS No. 143), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) in August and October 2001, respectively.

      SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The adoption of SFAS No. 141 had no material impact on the Company's consolidated financial statements.

      Effective January 1, 2002, the Company adopted SFAS No. 142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs to be included in results from operations may be necessary. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.

      Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test will be recorded as a cumulative effect of a change in accounting principle no later than the end of fiscal year 2002. The adoption of SFAS No. 142 had no material impact on the Company's consolidated financial statements

      SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective January 1, 2003.

      SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on Company's consolidated financial statements.

      In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that a similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

      In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

      In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of

      Long-Lived Assets, to include in its scope long-term customer relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

      In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

PRODUCT RESEARCH AND DEVELOPMENT

      We anticipate continuing to incur research and development expenditures in connection with the development of our Wireless Lighting System during the next twelve months. Those activities include the of ReliaBright Emergency Lighting Augmentation System (ELAS), Standard and Solo models, the SensorBright Power Outage Adapter, the EnduroBright Safety Light and CampLamp Lantern.

      These projected expenditures are dependent upon our generating revenues and obtaining sources of financing in excess of our existing capital resources. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected costs of research and development during the next twelve months.

ACQUISITION OR DISPOSITION OF PLANT AND EQUIPMENT

      We do not anticipate the sale of any significant property, plant or equipment during the next twelve months. We do not anticipate the acquisition of any significant property, plant or equipment during the next 12 months.

                                    BUSINESS

OVERVIEW

We are a Nevada corporation that was incorporated on May 17, 2000. We were founded to design, develop, manufacture, market and sell advanced lighting systems that utilize Gallium Nitride light emitting diodes as illumination elements. White diodes are a relatively new phenomenon that offers major advances in illumination technology. Our Gallium Nitride diodes consume 92% less energy than incandescent or fluorescent counterparts to produce comparable light output. In electrochemical (battery powered) applications, this diminution of energy consumption positions our lighting solutions as more durable and reliable than other interim lighting alternatives. In standard alternating current electrical applications, the calculated life of Gallium Nitride diodes as lighting elements is over 20 years versus 750 hours for traditional incandescent light bulbs. These exceptional performance characteristics, diminutive energy consumption and extended life, have prompted Gallium Nitride diode implementation in traffic lights and automotive brake lights, but have not yet significantly occurred in our area of focus, diodal illumination (tm). Diodal illumination is the production of light through the use of white light emitting diodes. A light emitting diode is a chemical compound (gallium nitride, GaN) that produces a visible light when an electrical current is applied. This production of light through a diode is contrasted with light from a typical light bulb, in which light is produced as a by-product of a burning filament contained within a vacuum globe. The diode uses 92% less energy to produce comparable light to that of a traditional light bulb.

PRINCIPAL PRODUCTS AND PRINCIPAL MARKETS

      We have introduced our first product, the Cyberlux Home Safety Light, which we currently sell and market through our web site, www.cyberlux.com. Our production strategy has required the identification, qualification and engagement of a variety of talents in industrial design, integrated circuit board production, multi-cavity steel injection mold fabrication, component part assembly, performance testing and packaging to fulfill the tasks associated with finished goods delivery. The initial production of 10,000 Home Safety Lights was completed in early October 2002 and we have demonstrated our ability to sustain volume production standards for up to 80,000 units per month at our assembly and distribution center in Shelbyville, Illinois. We are now planning to broaden our product line into optoelectronic technology and expand our marketing activity into various channels of retail and institutional sales. Our product line, consisting of ReliaBright Emergency Lighting Augmentation System (ELAS), Standard and Solo models, the SensorBright Power Outage Adapter, the EnduroBright Safety Light and CampLamp Lantern, employ single use standard alkaline or lithium ion constant charge reusable batteries in different applications. These fixtures express superior characteristics in brightness, extended light life and durability through diodal(TM) illumination, an optoelectronic descriptor trademarked by Cyberlux.

      During the early stages of research for long-term interim light solutions, all experimentation was confined to incandescent, fluorescent and, to a more limited extent, fiber optics as illumination sources. The recurring problem with these lighting elements was the inefficient use of electrical energy. For example, in an incandescent bulb, 95% of the electrical energy consumed is dissipated as radiant heat, not light. The discovery of the bright white Gallium Nitride diode provides an alternative that can produce the long-term interim light source that was to be the objective of our product development activities. Unlike light bulbs that are brittle glass globes surrounding a fragile wire filament in a vacuum, light emitting diodes are extraordinarily efficient solid state semiconductors that are practically indestructible. Diodes are manufactured from chemical compounds mixed with phosphors, which transform electrical energy to visible light without heat. When electrical current is applied to a diode, the energy creates electromagnetic radiation, which occurs as light.

      The Home Safety Light is a portable fixture that provides a full week of light from one set of AA batteries. Other portable lights require over 20 sets of replacement batteries to produce comparable light life. The EnduroBright Safety Light is a modification of the Home Safety Light. The ReliaBright Emergency Lighting Augmentation System (ELAS) Standard and Solo models, the SensorBright PowerOutage Adapter and the CampLamp Lantern are the next product introductions followed by hard-wired systems that will provide alternative emergency lighting products at a reduction in initial cost and recurring expense for maintenance of incandescent products.

DISTRIBUTION METHODS OF OUR PRODUCTS

      Consistent with our sales objectives, the reliable manufacture of proprietary component parts and assembly of finished products required exacting coordination of resources to provide detailed working drawings to tool manufacturers for injection molded parts and optics; precise circuitry diagrams to receive diodes, resistors and capacitors into the electronics platform; source identification for volume supplies of batteries and diodes; packaging considerations for presentation of product and corresponding dimensions of containment's for shipping and display; and an experienced contract assembly organization with an extensive infrastructure capable of collation and inventory of all component parts.

      During the Fall of 2000, we identified Shelby County Community Services, Shelbyville, Illinois, as a contract manufacture and assembly organization that was positioned to meet our requirements. Shelby County Community Services has over a decade of successful performance on behalf of Fortune 100 companies and represented the quality of management, performance and fiscal stability that we sought to employ in the production process.

      We have a Proprietary Product Manufacturing Agreement with Shelby County Community Services that provides for Shelby County Community Services to assemble, test, package, warehouse finished good inventory, palletize and ship per purchase orders for shipment FOB Shelbyville. In the Summer of 2004, we renewed our relationship with Shelby County Community Services. Shelby County Community Services will continue to serve as the warehousing and distribution center for our products, which are to be manufactured abroad. Shelby County Community Services coordinates customs protocols and manages incoming inventories.

      Our internet site is serviced by Shelby County Community Services through a fulfillment operations agreement whereby Shelby County Community Services receives a daily batched summary of internet sales through an email link established by us and United Parcel Service. The software validates the address of the customer and advises shipping mode (next day, two day or ground), computes shipping and handling charges then prints the appropriate waybill at the shipping office of Shelby County Community Services. Packages are shipped within 24 hours of receipt of the email summary of business for the preceding day's orders. Shelby County Community Services coordinates materials inventory with our approved vendors based upon purchase orders or blanket orders for products.

      Robrady Design, Inc., our industrial design firm, provides detailed working drawings for injection molded parts to tool manufacturers in the US and abroad. Similarly, our proprietary circuitry design is managed by the engineering firm of Sino Direct, Ltd. of Dallas, Texas and GuangZhou, P.R. China. Sino Direct, an international engineering and sourcing firm, designs and manufactures our product components and ships them to SCCS where the product components are assembled, packaged, warehoused and shipped. The initial production capacity at Shelby County Community Services is 80,000 product units per month, which can be increased by 50% with a four month lead time to undertake expansion of facilities.

      We have engaged Forma Designs, Inc. to produce, coordinate and manage our corporate and product marketing activities. Forma Designs, Inc. has broad-based experience in developing the corporate and product marketing required to launch technology companies. The role of Forma Designs, Inc. is to integrate marketing, sales, product and customer support activities and messages to optimize customer acquisition and retention. Forma Designs, Inc. serves as the liaison for the preparation and delivery of selling materials to the individual selling firms and an information conduit to management for production and finished goods inventory issues.

      We have retained two technology product sales firms, Smart Products, Inc., Westwood, NJ, and New Edison, LLC, Longmont, CO, to represent our product line over the range of channels addressed for distribution. The individual firms have been selected based upon established relationships with certain commercial and retail channels and proven track records of sales to those channels.

INDUSTRY BACKGROUND

      A research study attempted to identify a new approach to the development of an electrochemical (battery powered), portable, interim lighting system capable of providing safe illumination for extended periods of time to property owners deprived of electrical service caused by power outages. Although power outages have come to be a recurring phenomenon due to anomalies in electrical service distribution networks, the focus of the initial study was on disruptions caused by severe storm activity along the Atlantic and Gulf States' coastlines and the corresponding affected inland electrical grids. The National Weather Service labels annual storm activity as the Hurricane Season, which is officially monitored from June 1st to November 30th each year. Other deficiency outages not related to weather have been labeled by the press as rolling blackouts. The loss of electrical power related to tropical and subtropical storms can be wide spread and cover extensive regional segments surrounding the matrix of the storm. It is the incidence of power outages that identified the need for a reliable, durable, safe and economical interim lighting system for property owners and the general population in areas affected by these seasonally severe weather systems. The research conducted to identify an optimum interim lighting system led to the discovery of a new illumination technology (optoelectronics).

REGULATION

      Our advertising and sales practices concerning the Home Safety Light and the Wireless Interim Lighting Systems are regulated by the Federal Trade Commission and state consumer protection laws. Such regulations include restrictions on the manner that we promote the sale of our products. We believe we are in material compliance with such regulations. We believe that we will be able to comply in all material respects with laws and regulations governing the conduct of business operations in general. We are not aware of any pending government regulations that may adversely affect our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

RELIABRIGHT EMERGENCY LIGHTING AUGMENTATION SYSTEM

      Our ReliaBright Emergency Lighting Augmentation System was designed to provide a long-term emergency lighting solution for commercial buildings. The Emergency Lighting Augmentation System employs an array of ultra-bright white diodes that are powered by constant charge batteries and are controlled by a patented power sensor that is positioned to detect an electrical failure in the building. The Emergency Lighting Augmentation System is easily installed within existing light fixtures and provides several days of bright white light versus 90 minutes provided by "evacuation" lights, as mandated by fire codes. The blackout in 2003 caused by a massive power outage from Michigan to New York inspired many government officials to recognize the danger of the inadequacy of existing emergency lights and prompted a focus on long-term interim lighting solutions. We have demonstrated our Emergency Lighting Augmentation System products with the City of Cleveland, which was affected by the August 2003 blackout. The Cleveland project offers us the opportunity to demonstrate the cost/benefit effectiveness of our Emergency Lighting Augmentation System and provides a an opportunity to demonstrate the product for other municipalities.

HOME SAFETY LIGHT

      The Home Safety Light was designed to provide up to a full week of light from one set of 8 AA batteries. The portable elliptical fixture contains an array of 6 white Nichia diodes and 4 amber diodes which are controlled through a circuit board that provides three alternative levels of light intensity. The parabolic reflector manages light output from the inverted diode array to broadcast a blanket of light capable of total illumination of a room, corridor, stairwell or other strategic location. In October 2003, the Home Safety Light was successfully launched in the retail market on the QVC, Inc. home shopping channel.

ENDUROBRIGHT SAFETY LIGHT

      The EnduroBright Safety Light is similar in form and function to the Home Safety Light, but has an entirely new electrical system that employs a miniature square circuit board controller that powers the fixture with only two C batteries. The 10 diodes mounted in the Home Safety Light are displaced by 1 Ultra Bright Lumileds diode inversely centered to provide a blanket of light with more intensity than its predecessor. The new circuitry, with pulse width modulation, and the newly developed diodal lighting element reduce production cost of the fixture by 47% of the cost of the original Home Safety Light.

SENSORBRIGHT POWER OUTAGE ADAPTER

      The SensorBright Power Outage Adapter transforms existing electrical wall outlets into an emergency lighting system for homes, hospitals, hotels, nursing homes and businesses. The fixture, designed as a replacement outlet, simply plugs into an existing dual outlet after removal of its faceplate. The adapter, which continues to function as an electrical outlet, however, contains a constant charge lithium ion battery; a motion sensor that provides a low level of light for darkened room or corridor transit; a loss of power sensor that activates a high level of light when electrical service is disrupted to broadcast a wash of light up its attendant wall which then reflects bright white light from the overhead ceiling; and a photoelectric cell which detects daylight or powered light in the space to prevent unnecessary performance. The fixture will first be marketed through institutional sales channels.

CAMPLAMP LANTERN

      The CampLamp is designed to be an alternative to the venerable "Coleman Lantern" that has served as a utility gas and mantle light for over fifty years. Unlike the Coleman version, however, the CampLamp does not generate heat or emissions and eliminates the safety threats of combustible fuel and burning elements. The fixture features a tri-parted mirrored reflector system that, when all of the three elements are engaged, broadcasts a blanket of light over 360 degrees. The circuitry design provides a rheostat control system and pulse width modulation to extend battery life to over fifty hours. The reflector design provides directional light alternatives in 90 degree increments which, when combined with the rheostat, offers more utility options than a traditional lantern. The fixture will be marketed through recreational sales channels, home improvement stores and to government agencies.

                                    EMPLOYEES

      We currently have five (5) full time employees. Our employees are primarily at the executive level based upon our role in coordination of outsource contracts for manufacturing and other production considerations. Currently, there exist no organized labor agreements or union agreements between us and our employees. We have employment agreements with the following executive officers: Donald F. Evans, Chairman and CEO, Mark D. Schmidt, President and COO, Alan H. Ninneman, Senior Vice President, John W. Ringo, Secretary and Corporate Counsel and David D. Downing, Treasurer and CFO. We believe that our relations with our employees are good.

                            DESCRIPTION OF PROPERTIES

      We maintain our principal office at 4625 Creekstone Drive, Suite 100, Research Triangle Park, Durham, North Carolina 27703. Our telephone number at that office is (919) 474-9000 and our facsimile number is (919) 474-9712. We lease 2,405 square feet of office space. The lease expires on December 31, 2008. The monthly rent is $3,457, subject to an annual cost of living increase. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

      On October 23, 2003, OneCap, Inc. filed a complaint against us and our officers, directors and certain shareholders in the District Court of Clark County, Nevada (Case No. A475506). The complaint alleges a breach of contract and securities fraud. The plaintiff is seeking specific performance, declaratory relief and injunctive relief. We believe that we have meritorious defenses to the plaintiff's claims and intend to vigorously defend ourselves against the plaintiff's claims. On January 9, 2004 the litigation was settled with both parties mutually releasing the other. The case was dismissed with prejudice.

      On April 18, 2001, we filed a civil complaint against Light Technology, Inc., Ervin J. Rachwal, Safe-Light Industries, LLC a/k/a JFER Innovations Group, LLC, James Meyer and John Fleming alleging fraud, breach of contract, monies lent, misappropriation of trade secrets, conspiracy and sought injunctive relief against the defendants to prevent them from misappropriating trade secrets as well as to recover monetary damages On May 11, 2001, the Court granted a temporary injunction against the Defendants. On June 5, 2001, the Defendants filed their Answer denying the allegations of the Complaint and filed a counterclaim alleging fraud, violation of Trade Secret Act, breach of contract and money lent.

      On January 18, 2002, the Court granted the Defendants' Motion to Dissolve the Injunction. On January 28, 2002, we filed a Motion for Rehearing or Clarification of the Motion to Dissolve. A hearing on our Motion for Rehearing or Clarification of the Motion to Dissolve was scheduled for March 18, 2002, but was cancelled by the Court and has not been rescheduled. The injunction still remains in effect until the Court rules on this Motion.

BACKGROUND:

      We came into contact with Light Technology, Inc. and Rachwal in early 2000. We were seeking someone with the knowledge and expertise to assist us in the development of an emergency light using white LEDs. Light Technology, Inc. and Rachwal represented that they had such knowledge and expertise and could finalize the development of our emergency light by September 30, 2000 so that we could begin manufacturing and selling the emergency light by November 2000. Rachwal and Light Technology, Inc. also advised us that we could acquire all the assets of Light Technology, Inc. and the rights to Light Technology, Inc.'s flashlight which also used white LEDs provided Rachwal was made an officer and director of our company as well as be in charge of design work.

      In order to evaluate this offer, we requested accounting and financial records to verify the representations of Light Technology, Inc. and Rachwal and to attempt to ascertain the value of Light Technology, Inc.. Despite repeated attempts, Light Technology, Inc. and Rachwal were unable to provide adequate, verifiable financial records. Nonetheless, in order allow Light Technology, Inc. and Rachwal to proceed with the development of the emergency light in order to meet the November shipping deadline, we entered into a Letter of Intent with Light Technology, Inc. on June 12, 2000. This Letter of Intent also contained a confidentiality clause protecting our interests. Pursuant to the Letter of Intent we paid Light Technology, Inc. $100,000 to develop a prototype of an emergency storm light and possible acquisition of the assets of Light Technology, Inc. based upon an independent evaluation of the of the worth of the assets. We hired the Sarasota CPA firm, Kerkering, Barbario & Co. to independently do an evaluation of the Light Technology, Inc. assets. Kerkering, Barbario came to the conclusion that Light Technology, Inc. had no verifiable assets of any value. Furthermore, Light Technology, Inc. never developed and produced a working model of the emergency storm light. We incurred meeting and travel expenses of $36,401 associated with Light Technology, Inc. during the period June through December 2000. $43,699 was expended for marketing expense in anticipation of the promised delivery of the light. We also made loans to defendant Safe-Light in the amount of $13,188 to assist in development and marketing of its products based upon representation that the assets of Safe-Light would be acquired by us.

      We instituted our complaint against the defendants when we learned, through a local newspaper article that Light Technology, Inc. and Safe-Light had merged and had developed an emergency light. We had confidentiality rights with both companies. The defendants breached their contracts with us by misappropriating trade secrets and we are seeking monetary damages as well injunctive relief to prevent them from capitalizing on the misappropriation of trade secrets. Despite the news article in which Rachwal announced that Light Technology, Inc. had developed an emergency light, he did not object to the injunction stating that he did not have such a light.

      There is no similarity between our product, the Home Safety Light, and Light Technology, Inc.'s product, known as the Pal Light. Our product has 10 diodes and provides a blanket of light to light up a room in the event of a power outage. The Light Technology, Inc. product is a small flashlight that uses one diode.

      Light Technology, Inc. claims that we breached the contract terms of the letter of intent and joint venture agreement by failing to maintain confidential disclosed to us and intentionally disclosing confidential information to third parties. Despite receiving $100,000 from us, defendants claim we failed to fund the development of the light and claim that we owe them in excess of $100,000 by breaching the letter of intent and joint venture agreement. Further, defendants claim we failed to pay fees set forth in the licensing agreement notwithstanding that the condition precedent to pay said fees (the successful completion of a private placement by us, which was subsequently withdrawn due to market conditions). Defendant Safe-Light alleges that we requested that they assist us in raising funding for the products discussed in the complaint. We actually loaned them funds for the development of their barricade light.

      We intend to fully prosecute our claims and actions against the Defendants. We deny the Defendants allegations alleged against us in their counterclaim. This litigation is still in the discovery stage and the ultimate outcome cannot presently be determined.

COURT: Circuit Court of the Twelfth Judicial District In and For Sarasota County, Florida.

CASE NAME: Cyberlux Corporation, Plaintiff v. Ervin J. Rachwal, Light Technology, Inc., Safe-Light Industries, LLC a/k/a JFER Innovations Group, LLC, James Meyer and John Fleming.

CASE NUMBER: 2001 CA 005309 NC DIV. C.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                   Age    Position
--------------------------------------------------------------------------------
Donald F. Evans        69     Chief Executive Officer and Chairman of the Board
                              of Directors
Mark D. Schmidt        38     President, Chief Operating Officer and Director
John W. Ringo          59     Secretary, Corporate Counsel and Direector
Alan H. Ninneman       60     Senior Vice President and Director
David D. Downing       52     Chief Financial Officer and Treasurer

      Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

      Currently, our Directors are not compensated for their services. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

      DONALD F. EVANS. Mr. Evans has been our Chief Executive Officer and Chairman of the Board since May 2000. Between 1979 and May 2000, Mr. Evans was the Managing Partner of Research Econometrics, a North Carolina based corporation, where Mr. Evans began an investigative research study into the feasibility of a long-term electrochemical interim lighting system. From June 1996 until March 1999, Mr. Evans represented the investment interest of Research Econometrics in Waste Reduction Products Corporation, a privately held North Carolina corporation Mr. Evans also served on the Board of Directors of Waste Reduction Products Corporation. Mr. Evans graduated from the University of North Carolina, Chapel Hill, NC with a BS Degree in Economics.

      MARK D. SCHMIDT. Mr. Schmidt has been our President, Chief Operating Officer and Director since May 2003. From December 1999 until December 2002, Mr. Schmidt was a founder and executive of Home Director, Inc., the IBM Home Networking Division spinoff company and a public company. Mr. Schmidt is a former IBM executive with over 15 years of consumer marketing, business management and venture startup experience. Mr. Schmidt graduated Summa Cum Laude with a Bachelor of Science Degree in Engineering from North Carolina State University and earned an MBA Degree from the Fuqua School of Business at Duke University.

      JOHN W. RINGO. Mr. Ringo has been our Secretary, Corporate Counsel and a Director since May 2000. Since 1990, Mr. Ringo has been in private practice in Marietta, GA specializing in corporate and securities law. He is a former Staff Attorney with the U. S. Securities and Exchange Commission, a member of the Bar of the Supreme Court of the United States, the Kentucky Bar Association and the Georgia Bar Association. Mr. Ringo graduated from the University of Kentucky in Lexington, KY with a BA Degree in Journalism. Subsequently, he received a Juris Doctor Degree from the University of Kentucky College of Law.

      ALAN H. NINNEMAN. Mr. Ninneman has been our Senior Vice President and a Director since May 2000. From 1992 until April 2000, Mr. Ninneman was a Chief Executive Officer of City Software, Inc. based in Albuquerque, New Mexico. He was a senior support analyst for Tandem Computer, San Jose, California from 1982 to 1985; senior business analyst at Apple Computer, Cupertino, California from 1985 to 1987; and Director of Operations at Scorpion Technologies, Inc., San Jose, California. Mr. Ninneman attended Elgin Community College, Elgin, IL and subsequently majored in business administration at Southern Illinois University, Carbondale, IL.

      DAVID D. DOWNING. Mr. Downing has been our Chief Executive Officer and Treasurer since May 2000. Mr. Downing joined Marietta Industrial Enterprises, Inc., Marietta, Ohio in November 1991 as its Chief Financial Officer. He was elected to the Board of Directors of that Company in January 1994. He has been a Director of American Business Parks, Inc., Belpre, Ohio since January 1998 and served as a director of Agri-Cycle Products, Inc. from May 1998 until April 2001. Mr. Downing graduated from Grove City College, Grove City, PA with a BA Degree in Accounting.

                             EXECUTIVE COMPENSATION

         The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2003, 2002 and 2001 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                              Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
---------------------------------------------------------------------------------------------------------------------------
Donald F. Evans           2003     180,000           0            0           --        700,000        --           --
  CEO & Chairman          2002      98,004           0            0           --             --        --           --
                          2001      98,004           0            0           --        200,000        --           --
-----------------------------------------------------------------------------------------------------------------------
John W. Ringo             2003     102,000           0            0           --        250,000        --           --
  Secretary and           2002      69,000           0            0           --             --        --           --
  Corporate Counsel       2001      69,000           0            0           --        150,000        --           --
-----------------------------------------------------------------------------------------------------------------------
Alan H. Ninneman          2003     102,000           0            0           --        250,000        --           --
  Senior Vice President   2002      78,000           0            0           --             --        --           --
                          2001      78,000           0            0           --        150,000        --           --
-----------------------------------------------------------------------------------------------------------------------
Mark D. Schmidt           2003     120,000           0            0           --        550,000        --           --
  President & COO         2002          --          --           --           --             --        --           --
                          2001          --          --           --           --             --        --           --
-----------------------------------------------------------------------------------------------------------------------

      Annual compensation began accruing in the form of management fees as of July 2000. The compensation indicated in the table is the annualized amount of salary to be paid the respective officers in accordance with their employment agreements. From 2001 forward, salaries have accrued in accordance with the annualized salaries outlined in the table. Pursuant to their employment agreements, Messrs. Evans, Ninneman and Ringo are to receive monthly salaries of $8,167, $6,500, and $5,750 respectively. The salary accruals bear interest at 10% per annum and these obligations of the Company are to be retired from revenues when product sales begin.

      Salary accruals for Messrs. Evans, Ninneman and Ringo for the years 2001 and 2002 were $98,004, $78,000 and 69,000 respectively.

      On January 1, 2003, the employment agreements of Messrs. Evans, Ninneman and Ringo were amended to increase their annual salaries to $180,000, $102,000 and $102,000, respectively.

(1) On May 1, 2003, Mark D. Schmidt entered into an employment agreement in which he will be paid an annual salary of $180,000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

-------------------------------------------------------------------------------
                  NUMBER OF       % OF TOTAL
                  SECURITIES      OPTIONS/SARS
                  UNDERLYING      GRANTED TO
                  OPTIONS/SARS    EMPLOYEES IN    EXERCISE OR BASE  EXPIRATION
NAME              GRANTED (#)     FISCAL YEAR     ($/SH)            DATE
--------------------------------------------------------------------------------
Donald F. Evans      100,000           %16.7       $0.001/Sh           2011
--------------------------------------------------------------------------------
John W. Ringo        100,000           %16.7       $0.001/Sh           2011
--------------------------------------------------------------------------------
Alan H. Ninneman     100,000           %16.7       $0.001/Sh           2011
--------------------------------------------------------------------------------
David D. Downing      50,000            %8.3       $0.001/Sh           2011
--------------------------------------------------------------------------------

STOCK OPTION PLANS

      The Company has created an Employee Stock Option Plan for incentive/retention of current key employees and as an inducement to employment of new employees. The 2003 plan, which sets aside 2,000,000 shares of common stock for purchase by employees, was made effective by the Board of Directors.

      On September 2, 2003, our Board approved a 2004 Incentive Stock Option Plan, which will provide 2,000,000 shares to underwrite options.

      On April 8, 2004 our Board approved the 2005 Incentive Stock Option Plan that provides for 12,000,000 shares to underwrite options.

      The stock option plans are administered directly by our board of directors.

      Subject to the provisions of the stock option plans, the board will determine who shall receive stock options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices.

      As of September 30, 2004, there were 2,000,000 stock options granted under the 2003 plan that were outstanding.

EMPLOYMENT AGREEMENTS

Donald F. Evans

      On July 1, 2000, we entered into an eight-year employment contract with Donald F. Evans to serve as Chief Executive Officer, which was amended on January 1, 2003. The base salary under the agreement is $180,000 per annum, plus benefits.

Alan H. Ninneman

      On July 1, 2000, we entered into an eight-year employment contract with Alan H. Ninneman to serve as Senior Vice President, which was amended on January 1, 2003. The base salary under the agreement is $102,000 per annum, plus benefits.

John W. Ringo

      On July 1, 2000, we entered into an eight-year employment contract with John W. Ringo to serve as Secretary and Corporate Counsel, which was amended on January 1, 2003. The base salary under the agreement is $102,000 per annum, plus benefits.

Mark D. Schmidt

      On May 1, 2003, we entered into an employment contract with Mark D. Schmidt to serve as Executive Vice President and Chief Operating Officer until June 30, 2008. The base salary under the agreement is $180,000 per annum, plus benefits.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We issued certain management fees, which were for accrued salaries for Messrs. Evans, Ninneman, Ringo, Schmidt and Downing consistent with employment agreements. These fees are in the form of non-interest bearing promissory notes. $800,000 of these management fees were converted to Series B Convertible Preferred stock with superior voting rights. Salary accruals in the form of management fees for Messrs. Evans, Ninneman and Ringo are still owed in the amounts of $125,401.95, $82,347.82 and $76,085.63, respectively.

      Promissory notes were issued to certain officers for loans to the Company for working capital. These Notes are listed as payable upon demand and accrue interest at 12% per annum. Don F. Evans, David D. Downing, Alan H. Ninneman loaned $13,100, $106,000 and $3,745, respectively. The terms of transactions in this section are as fair to the Company as any transactions that could have been made with unaffiliated parties.

      We have no policy regarding entering into transactions with affiliated parties.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our common stock as of October 1, 2004:

      o by each person who is known by us to beneficially own more than 5% of our common stock;

      o     by each of our officers and directors; and

      o     by all of our officers and directors as a group.

                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Donald F. Evans                 Common Stock       28,965,300 (4)      61.07%             28.52%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

Mark D. Schmidt                 Common Stock       10,300,000 (5)      34.32%             12.24%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

Alan H. Ninneman                Common Stock       18,715,200 (6)      49.28%             20.31%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

John W. Ringo                   Common Stock       17,141,500 (7)      46.83%             18.89%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

David Downing                   Common Stock        8,133,000 (8)      29.52%              9.95%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

All Officers and Directors      Common Stock       83,255,000 (9)      83.33%             54.04%
As a Group (5 persons)

===============================================

Katherine Kurzman               Preferred A                13           7.61%             7.61%
800 West End Avenue
New York, NY 10025

Lon E. Bell                     Preferred A                10           5.85%             5.85%
1819 N. Grand Oaks
Altadena, CA 91001

Wilson A. Knott                 Preferred A                10           5.85%             5.85%
200 Red Bud Lane
Longwood, FL 32779

===============================================
Donald F. Evans                 Preferred B           275,103          34.39%             34.39%

Mark D. Schmidt                 Preferred B           101,000          12.63%             12.63%

Alan H. Ninneman                Preferred B           180,652          22.58%             22.58%

John W. Ringo                   Preferred B           166,915          20.86%             20.86%

David Downing                   Preferred B            76,330           9.54%              9.54%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 1, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 19,915,905 shares issued and outstanding on October 1, 2004.

(3) Percentage based on 74,067,225 shares of common stock outstanding.

(4) Includes 275,103 shares of Series B convertible preferred stock convertible into 27,510,300 shares of common stock.

(5) Includes 101,000 shares of Series B convertible preferred stock convertible into 10,100,000 shares of common stock.

(6) Includes 180,652 shares of Series B convertible preferred stock convertible into 18,065,200 shares of common stock.

(7) Includes 166,915 shares of Series B convertible preferred stock convertible into 16,691,500 shares of common stock.

(8) Includes 76,330 shares of Series B convertible preferred stock convertible into 7,633,000 shares of common stock.

(9) Includes 800,000 shares of Series B convertible preferred stock convertible into 80,000,000 shares of common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

      We are authorized to issue up to 100,000,000 shares of common stock, par value $.001. As of September 22, 2004, there were 19,915,905 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

      We have engaged Pacific Stock Transfer Company, located in Las Vegas, Nevada, as independent transfer agent or registrar.

PREFERRED STOCK

      We are authorized to issue up to 5,000,000 shares of Preferred Stock, par value $.001. As of September 22, 2004, there were 800,170.861 shares of preferred stock issued and outstanding.

OPTIONS

      There are currently options outstanding that have been issued to our officers and directors to purchase 350,000 shares of our common stock at a purchase price of $0.001, which expire in 2011.

WARRANTS

      In connection with a Securities Purchase Agreement dated September 23, 2004, we have issued 750,000 warrants to purchase shares of common stock and we are obligated to issue an additional 1,500,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share.

      In addition, in connection with a private placement offering, we have issued 8,543,064 Series A and 8,543,064 Series B warrants. The Series A warrants are exercisable at $0.25 per share and the Series B warrants are exercisable at $1.05 per share. The Series A warrants expire in 2006 and the Series B warrants expire in 2008. In addition, we issued Placement Agent warrants to the placement agent in the private placement offering. We issued a total of 100,000 placement agents warrants exercisable at $0.01 per share, 1,550,000 placement agent warrants exercisable at $0.10 per share, 1,550,000 placement agent warrants exercisable at $0.25 per share and 1,550,000 placement agent warrants exercisable at $1.05 per share. All placement agent warrants expire in 2008.

      In addition, we have 58,500 warrants outstanding exercisable at $0.10 per share, which expire in 2008. We have 605,000 warrants outstanding exercisable at $0.20 per share, which expire in 2006. We have 1,441,500 warrants outstanding exercisable at $0.25 per share, of which 1,350,000 expire in 2005 and 91,500 expire in 2008. We have 300,000 warrants outstanding exercisable at $0.50 per share, which expire in 2006. We have 605,000 warrants outstanding exercisable at $0.20 per share, which expire in 2006.

CONVERTIBLE SECURITIES

      Not including approximately 750,000 shares of common stock issuable upon exercise of outstanding options and warrants and 1,500,000 warrants that we are obligated to issue in the near future, approximately 3,750,938 shares of common stock are issuable upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated September 23, 2004. The 750,000 warrants to shares of common stock that we are obligated to issue in the near future are to be issued pursuant to the Securities Purchase Agreement dated September 23, 2004, which requires that 750,000 warrants be issued together with $500,000 in secured convertible notes within five days of the filing of this registration statement and 750,000 warrants be issued together with $500,000 in secured convertible notes within five days from the effective date of this prospectus.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 23, 2004 for the sale of (i) $1,500,000 in secured convertible notes, and (ii) warrants to purchase 2,250,000 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $1,500,000 as follows:

      o     $500,000 was disbursed on September 23, 2004;

      o $500,000 will be disbursed within five days of the filing of this registration statement; and

      o $500,000 will be disbursed within five days of the effectiveness of this prospectus.

      Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement.

      The notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.72; or

      o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------------------------------------------------------------------------------------------------------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Notes              Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants*   Conversion       (1)       Offering**   Offering**        (4)           (4)
------------------------------------------------------------------------------------------------------------------------
AJW Offshore, Ltd.     4,943,612       19.89%         Up to         1,026,161 (2)  4.9%            --            --
(3)                                                   9,887,223
                                                      shares of
                                                      common stock
------------------------------------------------------------------------------------------------------------------------
AJW Qualified          5,878,889       22.79%         Up to         1,026,161 (2)  4.9%            --            --
Partners, LLC (3)                                     11,757,779
                                                      shares of
                                                      common stock
------------------------------------------------------------------------------------------------------------------------
AJW Partners, LLC      2,137,778        9.69%         Up to           712,593     3.45%            --            --
(3)                                                   4,275,556
                                                      shares of
                                                      common stock
------------------------------------------------------------------------------------------------------------------------
New Millennium           400,833        1.97%         Up to           133,612         *            --            --
Capital Partners                                      801,666
II, LLC (3)                                           shares of
                                                      common stock
========================================================================================================================
Arla Sheinwald              --                --       750,000 (5)     750,000    3.63%            --            --

Bruce W. Bryde              --                --       300,000 (5)     300,000    1.48%            --            --

Charles O'Brien             --                --       210,000 (5)     210,000    1.04%            --            --

Christina Crossman          --                --       600,000 (5)     600,000    2.92%            --            --

David Bromberg              --                --       300,000 (5)     300,000    1.48%            --            --

David S. Nagelberg          --                --       712,500 (5)     712,500    3.45%            --            --
2003 Revocable Trust

David W. Eckert             --                --       150,000 (5)     150,000       *             --            --

Debbie Miller               --                --       300,000 (5)     300,000    1.48%            --            --

Dennis R. Steinke           --                --       375,000 (5)     375,000    1.85%            --            --

Dominic Thomas Coletta      --                --       570,000 (5)     570,000    2.75%            --            --

Emmet L. Goodman, Jr.       --                --       600,000 (5)     600,000    2.92%            --            --

F.B. Bywater                --                --       525,000 (5)     525,000    2.57%            --            --

Gary W. Callicott           --                --       300,000 (5)     300,000    1.48%            --            --

George E. Flyth             --                --       300,000 (5)     300,000    1.48%            --            --

Jacob Engel                 --                --       750,000 (5)     750,000    3.63%            --            --

Jericho Investments LLC     --                --       750,000 (5)     750,000    3.63%            --            --

John G. Lechner             --                --        75,000 (5)      75,000        *            --            --

John Huie                   --                --       387,000 (5)     387,000    1.91%            --            --

Jonathan Wachs              --                --       750,000 (5)     750,000    3.63%            --            --

Katherine Kurzman           --                --     1,950,000 (5)   1,950,000    8.92%            --            --

Kenneth F. Oswald           --                --       900,000 (5)     900,000    4.32%            --            --

Larry R. Stessel            --                --       375,000 (5)     375,000    1.85%            --            --

Lon E. Bell                 --                --     1,500,000 (5)   1,500,000    7.00%            --            --

Lyder R. Johnson            --                --       600,000 (5)     600,000    2.92%            --            --

M. Mark Castellano, III     --                --       600,000 (5)     600,000    2.92%            --            --

Mark Wachs                  --                --       750,000 (5)     750,000    3.63%            --            --

Neal M. Goldstein           --                --       750,000 (5)     750,000    3.63%            --            --

Patrick J. Armstrong        --                --       375,000 (5)     375,000    1.85%            --            --

Phoenix Group               --                --       450,000 (5)     450,000    2.21%            --            --
Consultants, Inc.

R. Keith Fetter             --                --       450,000 (5)     450,000    2.21%            --            --

Robert G. Dello Russo       --                --       750,000 (5)     750,000    3.63%            --            --

Robert G. & Cynthia         --                --       600,000 (5)     600,000    2.92%            --            --
D. Lewis

Robert Mittleman            --                --       300,000 (5)     300,000    1.48%            --            --

Ronald E. Gee               --                --       300,000 (5)     300,000    1.48%            --            --

Ronald I. Heller            --                --       712,500 (5)     712,500    3.45%            --            --
Trust dated 12/23/97

Stephen B. Armstrong        --                --       387,096 (5)     387,096    1.91%            --            --

Stephen W. Gropp            --                --       300,000 (5)     300,000    1.48%            --            --

Thomas Terry                --                --       300,000 (5)     300,000    1.48%            --            --

Thomas V. Marianacci        --                --       300,000 (5)     300,000    1.48%            --            --

Vic T. Luong                --                --       750,000 (5)     750,000    3.63%            --            --

Ward I. Snyder              --                --       450,000 (5)     450,000    2.21%            --            --

William A. Coben            --                --       825,000 (5)     825,000    3.98%            --            --

William V. Castellano       --                --       300,000 (5)     300,000    1.48%            --            --

Wilson A. Knott             --                --     1,500,000 (5)   1,500,000    7.00%            --            --

Current Capital Corp        --                --     1,950,000 (6)   1,500,000    7.00%            --            --

Advisory Group Ltd.         --                --       750,000 (7)     750,000    3.63%            --            --

KBK Ventures                --                --       600,000         600,000    3.01%            --            --

Marc Heskell                --                --       125,000 (8)     125,000        *            --            --

Richard Berkley             --                --       125,000 (8)     125,000        *            --            --

Alan Sheinwald              --                --       125,000 (8)     125,000        *            --            --

Frank Maresca &             --                --       160,000 (9)     160,000        *            --            --
Associates, Inc.

William Schnell &           --                --       160,000 (9)     160,000        *            --            --
Associates, Inc.

Bruce W. Geiger &           --                --       160,000 (9)     160,000        *            --            --
Associates, Inc.

Mike Kelly                  --                --        50,000          50,000        *            --            --

Castle Rock D.M.G.          --                --       200,000         200,000    1.00%            --            --
Investments Management,
Inc.

Alex Arabian                --                --       100,000         100,000        *            --            --

Robert Mendel               --                --       200,000         200,000    1.00%            --            --

Christopher Brown           --                --       250,000         250,000    1.26%            --            --

C. Randy Little             --                --       100,000         100,000        *            --            --

Sherman Smith               --                --       100,000         100,000        *            --            --

Thomas E. Enright           --                --       250,000         250,000    1.26%            --            --

David L. Spehar             --                --       150,000         150,000        *            --            --

Don Early                   --                --       350,000                                     --            --

Gregory B. Lott             --                --       100,000         100,000        *            --            --

Preston K. and Stephanie    --                --       100,000         100,000        *            --            --
R. Cain

Steven K. and Michele       --                --       300,000         300,000    1.51%            --            --
Rowe JTWROS

William Stanley             --                --       100,000         100,000        *            --            --

Gregory K. and Laura A.     --                --       200,000         200,000    1.00%            --            --
Crooker

John P. Danchertsen         --                --        54,000          54,000        *            --            --

Patrick Schetzer            --                --       100,000         100,000        *            --            --

Philip E. & Sherri A.       --                --       150,000         150,000        *            --            --
Tearney JTWROS

M. Ray Simpson              --                --       100,000         100,000        *            --            --

Stephen E. Hinkhouse        --                --       100,000         100,000        *            --            --

William P. Moore, III       --                --       850,000         850,000    4.27%            --            --
Trustee of William P.
Moore III Revocable Trust
Dated Oct. 9, 2001

James M. Thomas             --                --       175,000         175,000        *            --            --

John F. Younghanz, Jr.      --                --       120,000         120,000        *            --            --

Thomas Todd Maxwell         --                --       100,000         100,000        *            --            --

Gary Sirna                  --                --       200,000         200,000    1.00%            --            --

Golf Club Investment Club   --                --       100,000         100,000        *            --            --

J. Ryan Williams            --                --        50,000          50,000        *            --            --

Brad and Stephanie          --                --       100,000         100,000        *            --            --
Sayre JTWROS

Richard E. Ellison          --                --       100,000         100,000        *            --            --

John F. Youngblood          --                --       110,000         110,000        *            --            --
Trustee R/L/T/A dated
February 14, 1990

John M. Gott                --                --       100,000         100,000        *            --            --

David L. Bromberg           --                --       400,000         400,000    2.01%            --            --

Robert D. & Sherri L.       --                --       100,000         100,000        *            --            --
Woodworth JTWROS

Jane E. Snowden, Trustee    --                --       130,000         130,000        *            --            --
Of Jane E. Snowden Trust
Dated 12/23/94

Chris Bradford              --                --        80,000          80,000        *            --            --

Claude G. & Kristin S.      --                --        12,000          12,000        *            --            --
Lerner

Jim Pryor                   --                --        40,000          40,000        *            --            --

Sharon Snowden              --                --        20,000          20,000        *            --            --

Arnold Morren Revocable     --                --       200,000         200,000    1.00%            --            --
Living Trust

Jay & Kathleen Morren       --                --       200,000         200,000    1.00%            --            --
JTTEN Trust Dated 3/18/92

3CD Consulting, LLC         --                --       800,000         800,000    4.02%            --            --

Robert Ruben                --                --        10,000          10,000        *            --            --

Stanley Wunderlich          --                --       185,000         185,000        *            --            --

Bonnie Stretch              --                --        25,000          25,000        *            --            --

Titan Entertainment Group,  --                --       100,000         100,000        *            --            --
LLC

Pensco Trust Company FBO    --                --       100,000 (10)    100,000        *            --            --
James A. Boeddeker

Greenfield Capital          --                --       500,000         500,000    2.51%            --            --
Partners, LLC

Sichenzia Ross Friedman     --                --       100,000         100,000        *            --            --
Ference LLP

* This column represents an estimated number based on a conversion price as of a recent date of October 11, 2004 of $.135, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on October 11, 2004, the conversion price would have been $.135.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

(5) Includes equal amounts of shares issuable upon: (i) conversion of series A preferred stock; (ii) exercise of Series A warrants at $0.25; and (iii) exercise of Series B warrants at $1.05.

(6) Includes 975,000 shares issuable upon exercise of warrants at $0.25.

(7) Includes 375,000 shares issuable upon exercise of warrants at $0.25.

(8) Includes 19,500 shares issuable upon exercise of warrants at $0.10 and 30,500 shares issuable upon exercise of warrants at $0.25.

(9) Includes 100,000 shares issuable upon exercise of warrants at $0.50.

(10) Includes 100,000 shares issuable upon exercise of Series B warrants at $1.05.

                       TERMS OF SECURED CONVERTIBLE NOTES

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC on September 23, 2004 for the sale of (i) $1,500,000 in secured convertible notes and (ii) a warrants to buy 2,250,000 shares of our common stock.

      The investors are obligated to provide us with the funds as follows:

      o     $500,000 was disbursed on September 23, 2004;

      o $500,000 will be disbursed within five days of the filing of this registration statement; and

      o $500,000 will be disbursed within five days of the effectiveness of this prospectus.

      Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement.

      The notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.72; or

      o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $500,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated September 23, 2004.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

      A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION

      The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $1,500,000 of notes on October 11, 2004, a conversion price of $0.135 per share, the number of shares issuable upon conversion would be:

$1,500,000/$.135 = 11,111,112 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of October 8, 2004 of $0.26.

                                                 Number           % of
% Below       Price Per       With Discount     of Shares         Outstanding
Market           Share          at 50%          Issuable          Stock
------           -----          ------          --------          -----

25%             $.195           $.0975          15,384,616        43.58%
50%             $.13            $.065           23,076,924        53.68%
75%             $.065           $.0325          46,153,847        69.86%

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2003 and 2002 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Cyberlux Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                              CYBERLUX CORPORATION
                          INDEX TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2003 and December 31, 2002

     Report of Independent Registered Public Accounting Firm             F-1
     Balance Sheets                                                      F-2
     Statement of Operations                                             F-3
     Statement of Deficiency in Stockholders Equity                      F-4
     Statement of Cash Flows                                             F-6
     Notes to Consolidated Financial Statements                          F-8 to
                                                                         F-20

For the Six Months Ended June 30, 2004 and June 30, 2003

     Condensed Balance Sheets June 30, 2004 (Unaudited)
           and December 31, 2003                                         F-21
     Condensed Statements of Operations for the three and six
           months ended June 30, 2004 and 2003 (Unaudited)               F-22
     Condensed Statements of Deficiency in Stockholders' Equity
           for the date of inception through June 30, 2004 (Unaudited)   F-23
     Condensed Statements of Cash Flows For the six months
           ended June 30, 2004 and 2003 (Unaudited)                      F-27
     Notes to the Condensed Financial Statements (Unaudited)             F-31 to
                                                                         F-36

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Cyberlux Corporation
North Carolina 28370-2010

We have audited the accompanying consolidated balance sheets of Cyberlux Corporation (the "Company"), as of December 31, 2003 and 2002 and the related consolidated statements of losses, deficiency in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note O to the consolidated financial statements, the Company has suffered recurring losses from operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note O. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
    ----------------------------------------
    Russell Bedford Stefanou Mirchandani LLP
    Certified Public Accountants

McLean, Virginia
April 6, 2004

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                           December 31,  December 31,
                                                               2003          2002
ASSETS
Current assets:
   Cash and equivalents                                 $    16,247    $    26,086
   Prepaid Design Services                                     --           20,000
      Total current assets                                   16,247         46,086

Fixed assets, net                                            68,845         79,443
Other assets

   Deposits-escrow                                          236,000          8,614

                                                            236,000          8,614

Total Assets                                            $   321,092    $   134,143
                                                        ===========    ===========

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

Current liabilities:
   Accrued interest                                     $   104,976    $    44,427
   Other accrued liabilities                                296,388         95,971
   Management fees payable - related party                  996,508        546,508
   Short-term notes payable - shareholders                  207,845        123,545
   Short-term notes payable                                 320,000        365,000
      Total current liabilities                           1,925,717      1,175,451

Long-Term Liabilities - warrants payable-
convertible preferred                                       347,610

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
   shares authorized, 155 and 0 issued and
   Class A 155 shares issued and outstanding                      1           --
   outstanding as of December 31, 2003 and 2002,
respectively
   Common stock, $0.001 par value, 100,000,000 shares
   authorized, 8,049,141 and 6,628,396 issued and
   outstanding as of December 31, 2003 and 2002,
respectively                                                  8,049          6,628

   Subscriptions receivable                                (276,186)        (2,500)
   Additional paid-in capital                             2,337,736        745,593
   Accumulated deficit                                   (4,021,835)    (1,791,029)
Deficiency in stockholders' equity                       (1,952,235)    (1,041,308)

                                                                       -----------
Total Liabilities and Stockholders' Equity              $   321,092    $   134,143
                                                        ===========    ===========

    The accompanying notes are an integral part of these financial statements

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                     May 17, 2000
                                                        Year Ended     Year Ended   (Inception) to
                                                        December 31,   December 31,   December 31,
                                                           2003           2002           2003

Revenue                                               $    74,238    $      --      $    74,238

Cost of Goods Sold                                       (161,984)          --         (161,984)
   Gross Loss                                             (87,746)                      (87,746)

Expenses
   Marketing and advertising expense                       20,820          8,500        147,868
   Depreciation and amortization expense                  246,598        379,070        325,898
   Organization Costs                                        --             --           25,473
   Research and development costs                            --          322,814        244,064
   Management and consulting fees - related party         504,000        350,504      1,271,322
   General and administrative expenses                    497,384        179,162        901,581

Total expenses                                          1,268,802      1,240,050      2,916,206

Income from operations                                 (1,356,548)    (1,240,050)    (3,003,952)

Other Income (expense)

Interest income                                              --             --               40
Interest expense                                         (138,008)       (96,920)      (281,673)

Net Loss                                               (1,494,556)    (1,336,970)    (3,285,585)

Preferred dividend - beneficial conversion discount
on convertible preferred                                  736,250           --          736,250
Net Loss                                              $(2,230,806)   $(1,336,970)   $(4,021,835)

Weighted Average number of common shares
   Outstanding - basic and fully diluted                7,652,012      6,241,585

Net loss per share - basic & fully diluted            $     (0.29)   $     (0.15)


    The accompanying notes are an integral part of these financial statements

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENTS OF DEFICIENCY IN STOCKHOLDERS EQUITY

                                                                                                       Deficiency
                                     Common Stock         Preferred Stock                             Accumulated
                                --------------------     -----------------  Additional        Stock        During       Total In
                                                                               Paid-in Subscription   Development  Stockholders'
                                   Shares     Amount     Shares     Amount     Capital   Receivable         Stage         Equity
                                ---------    -------     ------    -------  ---------- ------------ -------------  -------------
  Common shares issued in
May 2000 to founders in
exchange for cash at $. 001
per share                       1,640,000     $1,640                              $560                                    $2,200
Common shares issued in May
2000 in exchange for
research and development
services valued at  $.09
per share                         750,000        750                            68,003                                    68,753
 Common shares issued in
May 2000 in exchange for
services valued @ $. 05 per
share                             875,000        875                            35,710                                    36,585
Common shares issued in
July 2000 in exchange for
convertible debt at $ .15
per share                         288,000        288                            39,712                                    40,000
Capital
contributed by principal
shareholders                           --         --                            16,000                                    16,000
Common shares issued in
November 2000 for cash in
connection with private
placement at $. 15 per
share                             640,171        640                            95,386                                    96,026
Common shares issued in
November 2000 in exchange
for services valued @ $. 15
per share hares issued for
consulting services               122,795        123                            18,296                                    18,419
Net (loss)
                                      --         --          --         --          --          --      (454,651)       (454,651)
                                ---------    -------     ------    -------  ---------- ------------ -------------  -------------
Balance, December 31, 2000
                                4,315,966     $4,316         --         --    $273,667          --     ($454,651)      ($176,668)
Common shares issued in
January, 2001 in exchange
for convertible debt at $
..15 per share                     698,782       $699                          $104,118                                  $104,817
Stock options issued in May
2001, valued at $. 15 per
option, in exchange for
services                                                                        52,500                                    52,500
Warrant issued in May 2001,
valued at $. 15 per
warrant, in exchange for
placement of debt                                                               75,000                                    75,000
Common shares issued in
September 2001 for cash in
connection with exercise of
warrant at  $.15 per share          3,000          3                               447                                       450
Common shares issued in
September 2001 for cash in
connection with exercise of
warrant at  $.10 per share        133,000        133                            13,167                                    13,300
Common shares issued in
November 2001 for cash in
connection with exercise of
warrant at  $.0001 per share      500,000        500                                --                                       500
Common shares issued in
November 2001 for cash in
connection with exercise of
options at  $.0001 per share      350,000        350                                --                                       350
 Common shares issued in
December 2001 in exchange
for convertible debt at $
..50 per share                     133,961        134                            66,847                                    66,981
 Common shares
issued in December 2001 in
exchange for debt at $ .50
per share                          17,687         18                             8,825                                     8,843
Net (loss)
                                      --         --          --         --          --          --      (636,274)       (636,274)
                                ---------    -------     ------    -------  ---------- ------------ -------------  -------------
Balance, December 31, 2001      6,152,396     $6,152                           594,571          --    (1,090,925)       (490,202)

Common shares issued in May
2002  in exchange for
services valued  at  $. 70
per share                          70,000        $70                           $49,930                          --     $  50,000
Common shares issued in
Nov, 2002 in exchange for
services valued at $0.25
per share                         150,000        150                            37,350                                    37,500
Common shares issued in
Dec. 2002 as rights
offering at $0.25 per share       256,000        256                            63,744                                    64,000
Subscription Receivable for
10,000 shares issued                                                                        -2,500                       -2,500
Net loss
                                       --         --         --         --          --          --      -700,104       ($700,104)
                                ---------    -------     ------    -------  ---------- -----------  ------------   -------------
Balance at December 31, 2002    6,628,396     $6,628                          $745,593     ($2,500)  ($1,791,029)    ($1,041,308)
Common shares issued in
March, 2003 for cash in
connection with exercise of
options at $0.001 per share       250,000       $250                                                                        $250
Funds received for stock
subscription                                                                                 2,500                        2,500
Common Shares issued to
Cornell Capital Partners in
March, 2003 in connection
with Loan Commitment valued
at $0.75 per share                300,000        300                           224,700                                   225,000
Common shares issues in
March, 2003 in exchange for
services valued at $0.75
per share                          13,333         14                             9,987                                    10,001
Robrady Design Note was
converted into 196,120
Shares @ .25 Per share.           196,120        196                            48,833                                    49,029

Common Shares issued to
Mark Schmidt for services
in June, 2003.  The 200,000
shares were issued at $0.25
per share.                        200,000        200                            49,800                                    50,000
Common Shares issued to
Capital Funding Solutions
September 2003. 450,000
shares were issued at $0.20
per share. Shares secure a
sales factoring agreement         450,000        450                            89,550                                    90,000
Common shares issued on
11/12/03 for consulting
services valued at .50 per
share to Tom & Cheryl Rose         11,292         11                             5,634                                     5,645

Preferred shares issued in
December 2003 valued at
$5,000 per share, Class A                         --        155          1    $774,999    (276,186)           --         498,814
Warrants on convertible
preferred shares                                                              -347,610                                  -347,610
Beneficial conversion
discount on convertible
preferred shares                                                               736,250                                   736,250
Net (Loss)
                                      --         --          --         --          --          --    -2,230,806      -2,230,806
                                ---------    -------     ------    -------  ---------- -----------  ------------   -------------
Balance, December 31, 2003      8,049,141     $8,049        155         $1  $2,337,736   ($276,186)  ($4,021,835)    ($1,952,235)
                                ---------    -------     ------    -------  ---------- -----------  ------------   -------------

    The accompanying notes are an integral part of these financial statements

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                                                               May 17,
                                                                                                2000
                                                                                              (Inception)
                                                          Year Ended        Year Ended           to
                                                         December 31,        December          December
                                                             2003            31, 2002          31, 2003
                                                          -----------       -----------       -----------
Cash flows from operating activities

Net loss                                                  $(1,494,556)      $  (700,104)      $(3,285,585)

Depreciation and Amortization                                 246,598            82,518           325,898

Stock options issued for consulting services                       --                --           107,504

Shares issued for previously incurred debt                     49,029                --            49,029

Preferred shares issued for previously incurred debt               --                --                --

Loan extension write off                                           --            25,000            25,000

Preferred shares issued for conversion of accrued
  management fees                                                  --                --                --

Accrued expenses relating to escrow deposits                   23,814                --            23,814

Shares issued for consulting services                          65,646            87,498           173,150

Shares issued for research and development                         --                --            68,753

Shares issued for factoring agreement                          90,000                --            90,000

   Decrease(increase) in deposits                            (227,386)           (1,795)         (236,000)

   (Increase) decrease in other assets, net                    20,000             6,812                --

   Increase in accounts receivable                                 --                --                --

   Increase in accrued interest                                60,549            28,409           104,976

   (Decrease)increase in management fee
     payable-related party                                    450,000           260,004           996,508

   Increase in other accrued liabilities                      200,417            92,722           296,388

Net cash used in operating activities                        (515,889)         (118,936)

Cash flows from investing activities

   Purchase of fixed assets                                   (11,000)          (52,880)         (113,494)

Cash used in investing activities                             (11,000)          (52,880)         (113,494)

Cash flows from financing activities

   Payments for (proceeds from) short-term notes
     payable net                                              (45,000)           80,000           467,455

   Proceeds from short-term notes
payable-shareholders (net)                                     84,300            25,800           207,845

   Issuance of preferred stock                                475,000                --           475,000

   Capital contributed by shareholders                             --                --            16,000

   Issuance of common stock                                     2,750            61,500           224,006

Net cash provided by financing activities                     517,050           167,300         1,390,306

Net decrease in cash                                           (9,839)           (4,516)           16,247

Cash - beginning                                               26,086            30,602                --

Cash - ending                                             $    16,247       $    26,086       $    16,247

Supplemental disclosures:

   Interest paid                                               18,425            49,475            50,900

   Income taxes paid                                               --                --                --

   Non-cash investing and financing activities:

      Shares issued for research and development and
        consulting                                                 --            37,500           106,253

      Shares issued for conversion of debt                     56,720                --           313,692

      Warrants issued in connection with financing                 --                --            75,000

      Options issued in connection with services                   --                --            52,500

      Shares issued in connection with services                99,081            49,998           204,083

      Shares issued in connection with loan                   225,000                --           225,000

      Shares issued in connection with factoring               90,000                --            90,000

      Warrants issued (detachable) with convertible
        preferred shares                                      347,610                --           347,610

      Beneficial conversion discount on convertible
        preferred stock                                       736,250                --           736,250

   The accompanying notes are an integral part of these financial statements

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

BUSINESS AND BASIS OF PRESENTATION

Cyberlux Corporation (the "Company") is incorporated under the laws of the State of Nevada. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No. 7") and is seeking to develop, manufacture and market long-term portable lighting products for commercial and industrial us. To date the Company has generated little revenue, has incurred expenses, and sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. As of December 31, 2003, the Company has accumulated losses of $3,285,585.

The Company is in the development stage and its efforts have been principally devoted to designing, developing manufacturing and marketing advanced lighting systems that utilize white (and other) light emitting diodes as illumination elements.

The Company's common stock has been listed on the NASDAQ OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "CYBL" since July 11, 2003.

In September 2003, the Company entered into a factoring agreement with Capital Funding Solutions, Inc. with regard to a purchase order from QVC.

In October 2003, due to the change in pricing structure of our common stock on the over-the- counter bulletin board, the Company mutually cancelled the equity line of credit agreement with Cornell Capital Partners, LP which was entered into on March 15, 2003.

REVENUE RECOGNITION

For revenue from product sales, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

FIXED ASSETS

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives

ADVERTISING COSTS

The Company expenses all costs of advertising as incurred. Advertising costs totaled $20,820 and $8,500 in 2003 and 2002, respectively.

IMPAIRMENT OF LONG LIVED ASSETS

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2003 and 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

CONCENTRATIONS OF CREDIT RISK

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION:

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2002 and subsequent years.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note C):

                                           For the year ended
                                              December 31,
                                           2003          2002

Net loss - as reported                $(2,230,806)   $(1,336,970)
Add: Total stock based employee
compensation expense as reported
under intrinsic value method
(APB. No. 25)                                --             --
Deduct: Total stock based employee
compensation expense as reported
under fair value based method (SFAS       106,800           --
                                      -----------    -----------
No. 123)
Net loss - Pro Forma                  $(2,337,606)   $(1,336,970)
Net loss attributable to common
stockholders - Pro forma              $(2,337,606)   $(1,336,970)
Basic (and assuming dilution) loss
per share - as reported               $      (.29)   $      (.15)
Basic (and assuming dilution) loss
per share - Pro forma                 $      (.31)   $      (.15)

LOSS PER SHARE

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) Earnings Per Share. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

SEGMENT REPORTING

The Company follows Statement of Financial Accounting Standards No. 130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

INCOME TAXES

The Company follows Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes (SFAS No. 109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse

RECENT PRONOUNCEMENTS

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

RECENT PRONOUNCEMENTS (CONTINUED)

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In April 2003, the FASB issued Statement No.149, "Amendment of Statement of 133 on Derivative Instruments and Hedging Activities ", which amends Statement 133, Accounting for Derivative Instruments and Hedging Activities. The adoption of this statement did not have a material impact on the Company's financial position.

In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. The adoption of this statement did not have a material impact on the Company's financial position.

In December 2003, the FASB issued SFAS No. 132 (revised), EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88 AND 106. This statement retains the disclosure requirements contained in FASB statement no. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The revision applies for the first fiscal or annual interim period ending after December 15, 2003 for domestic pension plans and June 15, 2004 for foreign pension plans and requires certain new disclosures related to such plans. The adoption of this statement will not have a material impact on the Company's results of operations or financial positions.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE B - NOTES PAYABLE AND CONVERTIBLE DEBENTURES

Notes payable at December 31, 2003 and 2002 are as follows:

                                                                2003        2002

10 % convertible note payable, unsecured and due September,
2003; accrued and unpaid interest due at maturity ; Note
holder has the option to convert unpaid note principal
together with accrued and unpaid interest to the Company's
common stock at a rate of $ .50 per share. The Company is in violation of the loan covenants.
                                                              $ 2,500    $ 2,500

10 % convertible notes payable, unsecured and due March ,
2003; accrued and unpaid interest due at maturity; Note
holder has the option to convert unpaid note principal
together with accrued and unpaid interest to the Company's
common stock at a rate of $ 1.00 per share. The Company is
in violation of the loan covenants.
                                                                7,500      7,500

10 % convertible notes payable, unsecured and due March ,
2003; accrued and unpaid interest due at maturity; Note
holder has the option to convert unpaid note principal
together with accrued and unpaid interest to the Company's
common stock at a rate of $ .50 per share. The Company is in violation of the loan covenants.
                                                               25,000     25,000

10 % notes payable, unsecured and due March , 2003; accrued
and unpaid interest due at maturity; Note holder has the
option to convert unpaid note principal together with
accrued and unpaid interest to the Company's common stock at a rate of $ 1.00 per share. The Company is in violation of
the loan covenants.
                                                               10,00      10,000

18% note payable, interest payable monthly and due June,
2003; note secured by Company's assets and pledge of
3,265,000 shares of the Company's common stock owned by
Company's principal shareholders and officers; Note holder
has the option to convert unpaid note principal together
with accrued and unpaid interest to the Company's common
stock at the lower of $ .15 per share or a price per share
equal to 85 % of the average daily bid price over the ten
preceding days prior to the date of conversion. The Company
is in violation of the loan covenants. This note is paid off and settled subsequently in January 2004.
                                                              195,000    195,000

10% Convertible note payable , unsecured and due October
2003; accrued and unpaid interest due at maturity; Note
holder has the option to convert unpaid note principal
together with accrued and unpaid interest to the Company's
common stock at $ .25 per share. The Company is in violation of the loan covenants.
                                                               75,000     75,000

10% convertible note payable , unsecured and due October
2003 ; accrued and unpaid interest due at maturity; Note
holder has the option to convert unpaid note principal
together with accrued and unpaid interest to the Company's
common stock at the lower of $ .50 per share. The Company is in violation of the loan covenants.
                                                                5,000      5,000

10% Note payable, unsecured, accrued and unpaid. Interest
and principal payable on demand
                                                                           5,000

                    CYBERLUX CORPORATION
                (A DEVELOPMENT STAGE COMPANY)
                NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 2003 AND 2002

NOTE B - NOTES PAYABLE AND CONVERTIBLE DEBENTURES (CONTINUED)

10 % notes payable, unsecured and due March , 2003; accrued and unpaid interest due at maturity; Note holders have the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $ 1.00 per share. The Company is in violation of the loan covenants.

                                                                   --     40,000
                                                          ----------------------

                                                              320,000    365,000

Less: current portion                                        (320,000) (365,000)
                                                          ----------------------

Total                                                     $        -- $       --

Total interest expense at December 31, 2003 and 2002 of $138,008 and $96,920.

NOTE C - STOCKHOLDER'S EQUITY

COMMON STOCK

The Company has authorized 20,000,000 shares of common stock, with a par value of $.001 per share.

During May, 2000, the Company issued 1,640,000 shares of its common stock to its founders in exchange for cash of $2,200.

During May 2000, the Company issued 750,000 shares of its common stock in exchange for research and development and organizational costs paid for by Research Econometrics, LLP the totaling $68,753. The stock issued was valued at approximately $.09 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

During May 2000, the Company issued 875,000 shares of its common stock to an officer of the Company for consulting services valued at $36,585. The stock issued was valued at approximately $.05 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In May, 2000 the Company issued $40,000 of notes payable convertible into the Company's common stock at a price equal to $.15 per share. In July 2000, the holders of the notes payable elected to convert $40,000 of the notes, plus accrued interest, in exchange for 288,000 shares of the Company's common stock.

In November, 2000 the Company issued 640,171 shares of common stock in exchange for $ 96,026 in connection with a private placement memorandum, net of costs.

During November 2000, the Company issued 122,795 shares of its common stock in exchange for services totaling $18,419. The stock issued was valued at approximately $0.15 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In January 2001, holders of the Company's convertible notes payable elected to convert $104,817 of debt in exchange for 698,782 shares of the Company's common stock.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE C - STOCKHOLDER'S EQUITY (CONTINUED)

In May, 2001, the Company granted certain officers of the Company options to purchase 350,000 shares the Company's common stock at its par value for services rendered.. The options issued were valued at $ .15 per share, or $52,500 which represents the fair value of the option issued, which did not differ materially from the value of the services received. In November, 2001, the officers elected to exercise their options to purchase the stock for $350.

In connection with the placement of the Company's Note Payable in October, 2001, the Company issued warrants to purchase 500,000 shares of the Company's common stock at par value to the holders of the Note. The warrant agreement expires October 22, 2004, and is callable upon election by the Company. The 500,000 warrants are valued at $0.15 per warrant, or $75,000, which represents the fair value of the warrants, issued and is being amortized over the life of the loan. The warrant was exercised in November 2001. Amortization expense of $ 50,000 and $12,500 was charged to operations in 2002 and 2001, respectively.

During the year ended December 31, 2001, certain warrant holders elected to convert their warrants to 636,000 shares of the Company's $0.001 par value common stock for cash of $ 14,250.

In December 2001, holders of the Company's convertible notes payable elected to convert $ 75,824 of debt in exchange for 151,648 shares of the Company's common stock.

During May 2002, the Company issued 70,000 shares of its common stock in exchange for services totaling $49,998. The stock issued was valued at approximately $.70 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

During November 2002, the Company issued 150,000 shares of its common stock in exchange for services totaling $ 37,500. The stock issued was valued at approximately $.25 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In December, 2002 the Company issued 256,000 shares of common stock in exchange for $ 64,000 for cash in connection with a private placement memorandum, net of costs. In May, 2003, the holder of a $49,030 note payable exchanged the unpaid principal together with accrued interest for 196,120 shares of the Company's common stock.

In June, 2003, the Company issued 200,000 shares of its common stock in exchange for services totaling $ 50,000. The stock issued was valued at approximately $.25 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In September, 2003, the Company issued 450,000 shares of its common stock in exchange for services totaling $ 90,000. The stock issued was valued at approximately $.20 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In November, 2003, the Company issued 11,292 shares of its common stock in exchange for services totaling $ 5,645. The stock issued was valued at approximately $.50 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

PREFERRED STOCK

The Company has also authorized 5,000,000 shares if preferred stock, with a par value of $.001 per share.

In December, 2003, the Company issued 155 shares of its convertible preferred stock - class A, valued at $5,000 per share. This has a stated value of $5,000 per share and a conversion price of $0.10 per share and warrants to purchase an aggregate of 15,500,000 of our common stock. The Company recorded beneficial conversion discount for the year ended December 31, 2003 of $736,250.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE D - STOCK OPTIONS

CLASS A WARRANTS

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to shareholders at December 31, 2003.

                           Warrants Outstanding                       Warrants Exercisable
                           --------------------                       --------------------
                                 Weighted Average       Weighed                      Weighted
                    Number    Remaining Contractual      Average       Number         Average
Exercise Prices  Outstanding       Life (Years)      Exercise Price  Exercisable  Exercise Price
---------------  -----------       ------------      --------------  -----------  --------------
         $ 0.25   7,750,000             5                $ 0.25       7,750,000      $ 0.25
                  ---------                                           ---------
                  7,750,000             5                $ 0.25       7,750,000      $ 0.25
                  =========                              ======       =========      ======

CLASS B WARRANTS

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to shareholders at December 31, 2003.

                           Warrants Outstanding                       Warrants Exercisable
                           --------------------                       --------------------
                                 Weighted Average       Weighed                      Weighted
                    Number    Remaining Contractual      Average       Number         Average
Exercise Prices  Outstanding       Life (Years)      Exercise Price  Exercisable  Exercise Price
---------------  -----------       ------------      --------------  -----------  --------------
         $ 1.05   7,750,000             3                $ 1.05       7,750,000      $ 1.05
                  ---------                                           ---------
                  7,750,000             3                $ 1.05       7,750,000      $ 1.05
                  =========                              ======       =========      ======

Transactions involving the Company's warrant issuance are summarized as follows:

                                   Number of Shares      Weighted
                                  Average Price
                                    Per Share

Outstanding at December 31, 2002                  --   $        -
   Granted                                15,500,000         0.54
   Exercised                                      --            -
   Canceled or expired                            --            -
                                         -----------   ----------
Outstanding at December 31, 2003          15,550,000   $      .54
                                         ===========   ==========

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE D - STOCK OPTIONS (CONTINUED)

EMPLOYEE STOCK OPTIONS

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.

                           Warrants Outstanding                       Warrants Exercisable
                           --------------------                       --------------------
                                 Weighted Average       Weighed                      Weighted
                    Number    Remaining Contractual      Average       Number         Average
Exercise Prices  Outstanding       Life (Years)      Exercise Price  Exercisable  Exercise Price
---------------  -----------       ------------      --------------  -----------  --------------
       $ 0.2125   2,000,000             6               $0.2125       2,000,000     $0.2125
                  ---------                                           ---------
                  2,000,000             6               $0.2125       2,000,000     $0.2125
                  =========                              ======       =========      ======

Transactions involving stock options issued to employees are summarized as follows:

                                    Weighted
                                  Average Price
                                  Number of Shares      Per Share
                                  ----------------      ---------

Outstanding at December 31, 2002
                                         -----------   ----------
   Granted                                 2,000,000   $   0.2125
   Exercised                                       -            -
   Canceled or expired                             -            -
                                         -----------   ----------
Outstanding at December 31, 2003           2,000,000   $   0.2125
                                         ===========   ==========

The weighted-average fair value of stock options granted to employees during the period ended December 31, 2003 and 2002 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                2003             2002
                                                ----             ----
Significant assumptions (weighted-average):
    Risk-free interest rate at  grant date     1.02%              n/a
    Expected stock price   volatility            26%              n/a
    Expected dividend payout                       -                -
    Expected option life-years (a)                 6              n/a

If the Company recognized compensation cost for the stock options and warrants for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share would have been $(2,2337,606) and $(0.31) for the year ended December 31, 2003 and $(1,336,970)
and $(0.15) for the year ended December 31, 2002, respectively.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE E - RELATED PARTY TRANSACTIONS

The Company entered into a sub-lease agreement with Research Econometrics, LLP, which provides the Company the ability to continue the research and development efforts of the Electrochemical Portable Power Plant and Lighting System. The agreement is on a month-to-month basis. Total rental expense for the years ending December 31, 2003 and 2002 was $8,814 and $13,185, respectively.

The Company incurred management fees to its officers totaling $504,000 and $350,504 during the years ended December 31, 2003 and December 31, 2002, respectively. Unpaid management fees aggregate $996,508 and $546,508 as of December 31, 2003 and 2002, respectively.

From time to time, the Company's principal officers have advanced funds to the Company for working capital purposes in the form of unsecured promissory notes accruing interest at 12% per annum. As of December 31, 2003 and 2002, the balance due to the officers was $ 207,845 and $123,545, respectively.

NOTE F - COMMITMENTS AND CONTINGENCIES

CONSULTING AGREEMENTS

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. directors and officers. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NOTE G - LOSSES PER SHARE

The following table presents the computation of basic and diluted losses per share:

                                                      2003            2002

Net  loss available to Common stockholders        (1,494,556)    $(1,336,970)
Basic and diluted loss per share                       (0.20)          (0.15)
Weighted average common shares outstanding          7,652,012      6,241,585

NOTE H - INCOME TAXES

The Company has adopted Financial Accounting Standards No. 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.

Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant. At December 31,2003 and 2002, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $ 3,200,000, expiring in the year 2022, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE H - INCOME TAXES (CONTINUED)

Components of deferred tax assets as of December 31, 2003 are as follows:

Non current:
Net operating loss carry forward             $1,088,000
Valuation allowance                         $(1,088,000)
                                           ------------
Net deferred tax asset                               --

The realization of these net operating loss carry forwards is dependent upon generating taxable income prior to the related year of expiration. The amount of carry forward that may be utilized in any future tax year may also be subject to certain limitations, including limitations as a result of certain stockholder ownership changes in which may be beyond the control of the Company

NOTE I - GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended December 31, 2003 and 2002, the Company incurred losses from operations of $(1,494,556) and $(1,336,970), respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve it's liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its services and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE J - SUBSEQUENT EVENTS

In January 2004, the Company committed to issue 800,000 shares of Series B Convertble Preferred Stock, Par Value $0.001 and ranks pari passu with the Company's Series A Convertible preferred Stock and prior to all classes of the Company's Equity Securities which by their terms do not rank senior to the Company's Series B Preferred Stock. The shares were issued in lieu of accrued salaries of $723,670, payable to certain officers of the Company.

In January, 2004, the Company 395,000 share warrants to certain affiliates and officers of the company to compensate for services provided to the company. The Company also increased the number of shares in the current Stock Purchase Plan to 1,000,000 shares of the underlying common stock.

In January, 2004, the Company issued 185,000 shares of the Company's Common Stock to certain affiliates as compensation for services rendered.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE J - SUBSEQUENT EVENTS (CONTINUED)

In January, 2004 the Company, in consideration of a sum of $230,000, obtained a release from OneCap, a Nevada Corporation, in respect of a lawsuit filed by the latter, relating to a loan advanced by it. The release discharges the company from all present and future claims by OneCap relating to the loan.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS

                                                                  June 30, 2004  December 31,
                                                                  (Unaudited)       2003
                                                                  -----------    -----------
                               ASSETS
Current assets:
  Cash and cash equivalents                                       $    31,452    $    16,247

  Accounts receivable                                                  10,804             --
                                                                  -----------    -----------
            Total current assets                                       42,256         16,247

Property, plant and equipment, net of accumulated
 depreciation of $ 72,783 and $ 44,649, respectively                   59,977         68,845

Other assets,  net of  accumulated
 amortization  of $ 3,518 and $ 0, respectively                       102,032        236,000
                                                                  -----------    -----------

Total Assets                                                      $   204,265    $   321,092
                                                                  ===========    ===========

           LIABILITIES AND (DEFICIENCY) IN STOCKHOLDERS' EQUITY

Current liabilities:
  Accrued interest                                                $    49,435    $   104,976
  Other accrued liabilities                                            72,590        296,388
  Management fees payable - related party                             272,838        996,508
  Short term notes payable - shareholders                             112,745        207,845

  Short term notes payable                                             65,000        320,000
                                                                  -----------    -----------

          Total current liabilities                                   572,608      1,925,717

Long Term liabilities                                                 406,525        347,610

(Deficiency) in Stockholders' Equity:
Convertible preferred stock                                               801              1
Common stock                                                           18,615          8,049
Additional paid-in capital                                          6,003,264      2,337,736
Subscription received in advance for shares to be issued               22,500             --
Subscription receivable                                                    --       (276,186)

Deficit accumulated during development stage                       (6,820,048)    (4,021,835)
                                                                  -----------    -----------

(Deficiency) in stockholders' equity                                 (774,868)    (1,952,235)
                                                                  -----------    -----------
    Total liabilities and (Deficiency) in Stockholders' Equity    $   204,265    $   321,092
                                                                  ===========    ===========

    See accompanying notes to the unaudited condensed financial information.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                                     For the Period
                                                                                                      May 17, 2000
                                                                                                       (date of
                                      For the Three Months Ended       For the Six Months Ended        inception)
                                               June 30,                         June 30,                Through
                                          2004            2003            2004            2003        June 30, 2004
                                      ------------    ------------    ------------    ------------    ------------
Revenue                               $     11,238    $        307    $     21,206    $      1,160    $     95,444

Cost of goods sold                          (7,992)         (1,256)        (16,387)         (3,512)       (178,371)
                                      ------------    ------------    ------------    ------------    ------------

Gross profit (loss)                          3,246            (949)          4,819          (2,352)        (82,927)

Operating Expenses
   Depreciation and amortization            13,361         230,124          31,652         235,249         357,550
   General and
    administrative expenses                503,351         355,988       1,921,374         558,518       4,511,682
                                      ------------    ------------    ------------    ------------    ------------

           Total Operating Expenses        516,712         586,112       1,953,026         793,767       4,869,232

(Loss) from Operations                    (513,466)       (587,061)     (1,948,207)       (796,119)     (4,952,159)

Other Income (expense)                      10,441              --           4,559              --           4,559
Interest Income                                 62              --              62              --             102

Interest Expense                            (5,434)        (18,017)        (54,627)        (38,934)       (336,300)

Income tax (benefit)                            --              --              --              --              --
                                      ------------    ------------    ------------    ------------    ------------

Net Loss Before Preferred Dividend        (529,279)       (605,078)     (1,998,213)       (835,053)     (5,283,798)
Preferred dividend requirements            (24,000)             --         (24,000)             --         (24,000)
Preferred dividend-Beneficial
 conversion discount
 on convertible preferred                       --              --        (800,000)             --      (1,536,250)

Net loss attributable
 to common shareholders               $   (553,279)   $   (605,078)   $ (2,822,213)   $   (835,053)   $ (6,844,048)
                                      ============    ============    ============    ============    ============

   Weighted average number of
   common shares outstanding
   - basic and fully diluted            15,169,191       6,946,684      13,004,736       6,946,684             n/a
                                      ============    ============    ============    ============
   Net  (loss)  per share - basic &
   fully diluted                      $      (0.04)   $      (0.09)   $      (0.22)   $      (0.12)            n/a
                                      ============    ============    ============    ============

    See accompanying notes to the unaudited condensed financial information.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY FOR THE
          PERIOD MAY 17,2000 (DATE OF INCEPTION) THROUGH JUNE 30, 2004

                                                                                            STOCK         DEFICIT       TOTAL
                                       COMMON STOCK       PREFERRED STOCK     ADDITIONAL  SUBSCRIPTION  ACCUMULATED  (DEFICIENCY)
                                                                              PAID IN     RECEIVABLE/      DURING        IN
                                                                              CAPITAL     RECEIVED IN   DEVELOPMENT  SHAREHOLDERS
                                                                                          ADVANCE         STAGE       EQUITY
                                    SHARES       AMOUNT     SHARES  AMOUNT

                                   ---------    ---------                      ---------                              ---------
Common  shares issued in May,
2000 to  founders in exchange
for cash at $0.01 per share        1,640,000    $   1,640     --       --      $     560     --              --      $   2,200

Common shares issued in May,
2000 in exchange for research
and development services
valued at $.09 pers share            750,000          750     --       --         68,003     --              --         68,753

Common shares issued in May,
2000 in exchange for
services valued @ $.05
per share                            875,000          875     --       --         35,710     --              --         36,585

Common shares issued in
July,  2000 in  exchange  for
convertible  debt at $.15 per
share                                288,000          288     --       --         39,712     --              --         40,000

Capital contributed by
principal shareholders                    --           --     --       --         16,000     --              --         16,000

Common shares issued in
November  , 2000 in for  cash
in  connection  with  private
placement $.15 per share             640,171          640     --       --         95,386     --              --         96,026

Common shares issued in
November  , 2000 in exchange
for services  valued @$.15
per share issued for
consulting services                  122,795          123     --       --         18,296     --              --         18,419

Net loss                                  --           --     --       --             --     --        (454,651)      (454,651)
                                   ---------    ---------     --       --      ---------     --       ---------      ---------

BALANCE, DECEMBER 31, 2000         4,315,966        4,316     --       --        273,667     --        (454,651)      (176,668)

Common shares issued in
January  , 2000 in exchange
for convertible debt at
$.15 per share                       698,782          699     --       --        104,118     --              --        104,817

Stock options issued in May,
2001 valued @ $.15 per
option in exchange
for services                              --           --     --       --         52,500     --              --         52,500

Warrant issued in May 2001,
valued  at $015 per  warrant
in exchange for placement of
debt                                      --           --     --       --         75,000     --              --         75,000

Common shares issued in
September 2001 in  exercise
for warrant at $.15
per share                              3,000            3     --       --            447     --              --            450

Common shares issued in
September 2001 for cash in
connection with exercise of
warrant at $.10 per share            133,000          133     --       --         13,167     --              --         13,300

Common shares issued  in
November 2001 for cash in
connection with exercise of
warrant at $.0001 per share          500,000          500     --       --             --     --              --            500

Common shares issued in
Nov  , 01 in on exercise
of options at
$.0001 per share                     350,000          350     --       --             --     --              --            350

    See accompanying notes to the unaudited condensed financial information.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY FOR THE
          PERIOD MAY 17,2000 (DATE OF INCEPTION) THROUGH JUNE 30, 2004
                                   (CONTINUED)

                                                                                            STOCK         DEFICIT       TOTAL
                                       COMMON STOCK        PREFERRED STOCK     ADDITIONAL SUBSCRIPTION  ACCUMULATED  (DEFICIENCY)
                                                                               PAID IN    RECEIVABLE/      DURING        IN
                                                                               CAPITAL    RECEIVED IN   DEVELOPMENT  SHAREHOLDERS
                                                                                           ADVANCE         STAGE       EQUITY
                                      SHARES    AMOUNT    SHARES     AMOUNT
Common shares issued in
December, 2001 in exchange
for convertible debt at
$.50 per share                        133,961        134      --        --       66,847         --            --      66,981

Common shares issued in
December, 2001 in exchange
for  debt at $.50 per share            17,687         17      --        --        8,825                                 8,842

Net loss                                   --         --      --        --           --         --      (636,274)   (636,274)
                                      -------    ------- -------   -------      -------    -------       -------     -------

BALANCE AT DECEMBER 31, 2001        6,152,396      6,152      --        --      594,571         --    (1,090,925)   (490,202)

Common shares issued in May,
2002 in exchange for
services valued at $.70 per
share                                  70,000         70      --        --       49,928         --            --      49,998

Common shares issued in
November, 2002 in exchange
for services valued at $.25
per share                             150,000        150      --        --       37,350         --            --      37,500

Common shares issued in
December, 2002 as rights
offerings at $0.25 per share          256,000        256      --        --       63,744         --            --      64,000

Subscription receivable for
10,000 shares issued                       --         --      --        --           --     (2,500)           --      (2,500)

Net loss                                   --         --      --        --           --         --      (700,104)   (700,104)
                                      -------    ------- -------   -------      -------    -------       -------     -------

BALANCE AT DECEMBER 31, 2002        6,628,396      6,628      --        --      745,593     (2,500)   (1,791,029) (1,041,308)

Common shares issued in
March , 2003 in connection
with exercise of options at
$.0001 per share                      250,000        250      --        --           --         --            --         250

Funds received for
stock subscription                         --         --      --        --           --      2,500            --       2,500

Common shares issued to
Cornell Capital Partners in
March 2003 in connection
with Loan Commitment valued
at $0.75 per share                    300,000        300      --        --      224,700         --            --     225,000

Common shares issued in
March , 2003 in exchange for
services valued at $0.75 per
share                                  13,333         14      --        --        9,987         --            --      10,001

    See accompanying notes to the unaudited condensed financial information.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY FOR THE
          PERIOD MAY 17,2000 (DATE OF INCEPTION) THROUGH JUNE 30, 2004
                                   (CONTINUED)

                                                                                            STOCK         DEFICIT       TOTAL
                                       COMMON STOCK        PREFERRED STOCK     ADDITIONAL SUBSCRIPTION  ACCUMULATED  (DEFICIENCY)
                                                                               PAID IN    RECEIVABLE/      DURING        IN
                                                                               CAPITAL    RECEIVED IN   DEVELOPMENT  SHAREHOLDERS
                                                                                           ADVANCE         STAGE       EQUITY
                                      SHARES    AMOUNT    SHARES     AMOUNT
Robrady  Design Note was
converted  into  196,120
shares  @.25 per share                196,120        196       --        --       48,833         --            --      49,029

Common Shares issued to
Mark Schmidt for
services  in June  2003.
The 200,000  shares were
issued at $0.25 per
share                                  200,000       200       --        --       49,800         --            --      50,000

Common shares issued to
Capital Funding Solutions
September 2003, 450,000
shares were issued at $0.20
per share. Shares secure
a sales factoring agreement           450,000        450       --        --       89,550         --            --      90,000

Common  shares issued in
November 2003 for
consulting services
valued at $0.50 per
share                                  11,292         11       --        --        5,634         --            --       5,645

Convertible Preferred
Shares issued in
December 2003 valued at
$5,000 per share, Class A                  --         --      155         1      774,999   (276,186)           --     498,814

Warrants on  convertible
preferred shares                           --         --       --        --     (347,610)        --            --    (347,610)

Beneficial conversion
discount on  convertible
preferred shares                           --         --       --        --      736,250         --            --     736,250

Net (Loss)                                 --         --       --        --           --         --    (2,230,806) (2,230,806)
                                      -------    -------  -------   -------      -------    -------    ----------  ----------

BALANCE AT DECEMBER  31, 2003       8,049,141      8,049      155         1    2,337,736   (276,186)   (4,021,835) (1,952,235)

Issuance of  convertible
preferred  shares  Class
B in  January  2004  for
accrued  management fees
at $1 per share                            --         --  800,000       800      799,200         --            --     800,000

Proceeds from
subscriptions Receivable                   --         --       --        --           --    276,186            --     276,186

Common Shares issued in
January, 2004 in
exchange for services
at $0.37 per share                    260,000        260       --        --       95,940         --            --      96,200

Common Shares issued in
January 2004 in
exchange for services
at $0.37 per share
                                      225,000        225       --        --       83,025         --            --      83,250
Common Shares issued in
January 2004 in
exchange for services
valued at $0.37 per
share                               2,100,000      2,100       --        --      774,900         --            --     777,000

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY FOR THE
          PERIOD MAY 17,2000 (DATE OF INCEPTION) THROUGH JUNE 30, 2004
                                   (CONTINUED)

                                                                                            STOCK         DEFICIT       TOTAL
                                       COMMON STOCK        PREFERRED STOCK     ADDITIONAL SUBSCRIPTION  ACCUMULATED  (DEFICIENCY)
                                                                               PAID IN    RECEIVABLE/      DURING        IN
                                                                               CAPITAL    RECEIVED IN   DEVELOPMENT  SHAREHOLDERS
                                                                                           ADVANCE         STAGE       EQUITY
                                      SHARES    AMOUNT    SHARES     AMOUNT
Shares issued for note  payable
at $0.25 in January 2004              110,764        111      --        --       27,580         --            --        27,691

Shares issued for consulting
services at $0.21 per share         1,200,000      1,200      --        --      250,800         --            --       252,000

Beneficial conversion discount-
preferred  stock  dividend  with
respect to convertible
preferred shares Class B                   --         --      --        --      800,000         --      (800,000)           --

Net loss                                   --         --      --        --           --         --    (1,468,934)   (1,468,934)

BALANCE AT MARCH 31, 2004          11,944,905   $ 11,945 800,155      $801   $5,169,181       $ --   $(6,290,769)$  (1,108,842)

Warrants issued in exchange for
Services, April 2004                       --         --      --       --       243,000         --            --       243,000
Common shares  canceled for
return of  collateral deposit
with factor                          (450,000)      (450)     --        --      (89,550)        --            --       (90,000)

Common shares issued for cash
in private placement at
$0.10per share, May 2004            5,310,000      5,310      --        --      525,690         --            --       531,000

Class A Preferred shares issued
for cash at $5,000 per share,
May 2004                                   --         --  15.861        --       79,308         --            --        79,308

Warrants on convertible
preferred shares Class A shares
                                           --         --      --        --      (58,915)        --            --       (58,915)

Common shares issued in
exchange for note payable at
$0.10 per share, June  , 2004          50,000         50      --        --        4,950         --            --         5,000

Common Shares issued in
exchange for services valued at
$0.10 per share, June 2004          1,560,000      1,560      --        --      154,440         --            --       156,000

Common Shares issued
2004 in exchange for services
valued at $0.10 per share,
June 2004                             200,000        200      --        --       19,800         --            --        20,000

Subscription received in
advance for shares to be issued            --         --      --        --           --     22,500            --        22,500

Common Shares issued
in exchange for
services adjusted for
issue prices                               --         --      --        --      (44,640)        --            --       (44,640)

Net (Loss)                                 --         --      --        --           --         --      (529,279)     (529,279)
                                      -------    ------- -------   -------      -------    -------       -------       -------

BALANCE, JUNE 30, 2004             18,614,905   $ 18,615 800,171    $  801   $6,003,264    $22,500   $(6,820,048)    $(774,868)
                                    =========   ======== =======    ======   ==========    =======   ===========     =========

    See accompanying notes to the unaudited condensed financial information.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                        CONDENSED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                                       For the Period
                                                                                        May 17, 2000
                                                                                      17, 2000 (date of
                                                                                        inception)
                                                        For the Six Months Ended          Through
                                                                June 30,                  June 30,
                                                        2004              2003              2004
                                                     -----------       -----------       -----------
       CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss) available to common stockholders          $(2,822,213)      $  (835,049)      $(6,844,048)

Depreciation and amortization                             31,652           235,249           357,550

Preferred stock dividend                                  24,000                --            24,000

Beneficial conversion discount
 -- preferred stock dividend                             800,000                --         1,536,250

Stock options issued for consulting services                  --                --           107,504

Shares issued for previously incurred debt                32,691             9,030            81,720

Warrants issued to consultants for services              243,000           243,000

Loan extension write off                                      --                --            25,000

Preferred shares issued
 for conversion of accrued management fees               723,670                --           723,670

Preferred shares issued for
 previously incurred debt                                 76,330                --            76,330

Accrued expenses relating to escrow deposits                  --            20,000            23,814

Shares issued for consulting services                  1,327,810            60,000         1,500,960

Shares issued for research and development                    --                --            68,753

Common shares canceled for
 return of factor collateral deposit                     (90,000)               --                --

Increase  in accounts receivable                         (10,804)               --           (10,804)

Decrease in other assets                                 130,450                --          (105,550)

(Decrease) increase  in accrued interest                 (55,541)            5,852            49,435

(Decrease) increase in management
 fee payable - related party                            (723,670)          273,000           272,838

(Decrease) increase in other
 accrued liabilities                                    (223,798)          145,457            72,590
                                                     -----------       -----------       -----------

Net cash used in operating activities                   (536,423)          (86,461)       (1,796,988)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of fixed assets                                 (19,266)               --          (132,760)
                                                     -----------       -----------       -----------
Net cash used in investing activities                    (19,266)               --          (132,760)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net (payments for) proceeds
 from short-term notes payable                          (255,000)               --           212,455
(Payments  for)proceeds  from short-term  notes
payable - shareholders - net                             (95,100)           59,500           112,745

Proceeds  from  advance  deposits  received for
shares to be issued                                       22,500                --            22,500

Proceeds from issuance of preferred stock                 79,308                --           554,308

Capital contributed by shareholders                           --                --            16,000

Proceeds from subscriptions receivable                   276,186                --           276,186

Proceeds from issuance of common stock                   543,000             2,750           767,006
                                                     -----------       -----------       -----------
Net cash provided by financing activities                570,894            62,250         1,961,200

Net increase (decrease) in cash                           15,205           (24,211)           31,452

Cash - beginning                                          16,247            26,086                --
                                                     -----------       -----------       -----------
Cash - ending                                        $    31,452       $     1,875       $    31,452
                                                     ===========       ===========       ===========
SUPPLEMENTAL DISCLOSURES:

Cash paid for Interest expense                       $   110,167       $    18,202       $   161,067

Cash paid for income taxes                                    --                --                --

Non Cash investing and financing activities:
Shares issued for research and development
 and consulting                                      $        --       $        --       $   106,253

Shares issued for conversion of debt                      32,692             9,030           346,384

Warrants issued in connection with financing                  --                --            75,000
Warrants issued to consultants for services              243,000                --           243,000

Warrants issued detachable with convertible
 preferred shares                                         58,915                --           406,525
Beneficial conversion discount on
 convertible  preferred shares                           800,000                --         1,536,250

Options issued in connection with services                    --                --            52,500
Shares issued in connection with services              1,327,810            60,000         1,500,960
Common  Shares  canceled  for  return  of
 factor  collateral deposit                              (90,000)               --                --

Shares issued in connection with loan                         --                --           225,000

Convertible  preferred shares issued for
 previously  incurred debt                                76,330                --            76,330

Convertible  preferred  shares issued
 for accrued  management fees                            723,670                --           723,670

     See accompanying notes to the unaudited condensed financial information

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

GENERAL

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the six-month period ended June 30, 2004, are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2003 financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

BUSINESS AND BASIS OF PRESENTATION

Cyberlux Corporation (the "Company") is in the development stage and its effort have been principally devoted to seeking profitable business opportunities. To date the Company has incurred expenses and has sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through June 30 2004, the Company has accumulated losses of $6,820,048.

STOCK BASED COMPENSATION

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2002 and subsequent years.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note D):

                                                    For the three months ended      For the six months ended
                                                            June 30,                       June 30,
                                                       2004            2003           2004             2003
                                                    -----------    -----------    -----------    -----------
Net loss attributable to
 common stockholders - as reported                  $  (553,279)   $  (605,078)   $(2,822,213)   $  (835,053)

Add: Total  stock  based employee
 compensation expense as reported
 under intrinsic value
 method (APB. No. 25)                                        --             --             --             --

Deduct: Total stock based employee
 compensation expense as reported
 under fair value
 based method (SFAS No. 123)                                 --             --             --             --
                                                    -----------    -----------    -----------    -----------

Net loss - Pro Forma                                   (553,279)      (605,078)    (2,822,213)      (835,053)

Net loss attributable to
 common stockholders - Pro forma                    $  (553,279)   $  (605,078)   $(2,822,213)   $  (835,053)

Basic (and  assuming  dilution)
 loss per share - as reported                       $     (0.04)   $     (0.09)   $     (0.22)   $     (0.12)

Basic (and  assuming  dilution)
 loss per share - Pro forma                               (0.04)         (0.09)         (0.22)         (0.12)

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2003, the FASB issued SFAS No. 132 (revised), EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88 AND 106. This statement retains the disclosure requirements contained in FASB statement no. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The revision applies for the first fiscal or annual interim period ending after December 15, 2003 for domestic pension plans and June 15, 2004 for foreign pension plans and requires certain new disclosures related to such plans. The adoption of this statement will not have a material impact on the Company's results of operations or financial positions.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (UNAUDITED)

NOTE B - COMMON STOCK

In January 2004, the Company collected the balance of its previously recognized subscriptions receivable of $276,186.

In January, 2004, the Company issued 260,000 shares of its common stock in exchange for services totaling $96,200. The stock issued was valued at approximately $0.37 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In January, 2004, the Company issued 225,000 shares of its common stock in exchange for services totaling $83,250. The stock issued was valued at approximately $.0.37 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In January, 2004, the Company issued 2,100,000 shares of its common stock in exchange for services totaling $777,000. The stock issued was valued at approximately $0.37 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In January, 2004, the holder of a $27,691 note payable exchanged the unpaid principal together with accrued interest for 110,764 shares at $0.25 per share of the Company's common stock.

In January, 2004, the Company issued 1,200,000 shares of its common stock for cash at $0.21 per share for $252,000.

In April, 2004 the Company received back and cancelled 450,000 shares of common stock for return of collateral deposit with a creditor previously valued at $90,000.

During the period ended June 30, 2004, the Company issued warrants to consultants for services for $243,000 which represents the fair value of the warrants issued, which did not differ materially from the value of the services rendered (see Note D).

In May, 2004 the Company issued 5,310,000 shares of common stock at $0.10 per share for private placement for cash. In connection with the offering , the investors received a warrant to purchase the Company's common stock for each share of common stock purchased ( "Class A Warrants ") The warrants have an exercise price of $,25 per share and expire June 30, 2004 (see Notes D and E).

In May, 2004 the Company issued 50,000 shares of common stock at $0.10 per share on conversion of notes payable.

In June, 2004 the Company issued 1,760,000 shares of common stock in exchange for services rendered to the Company valued at $176,000. The shares were issued at $0.10 per share which represents the fair value of the stock issued which did not materially differ from the value of the services rendered.

In June 2004, the Company received cash $22,500 in connection with a subscription to acquire shares of the Company's common stock. As of June 30, 2004, the shares had not been issued.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (UNAUDITED)

NOTE C - CONVERTIBLE PREFERRED STOCK

SERIES A CONVERTIBLE PREFERRED STOCK

In May 2004, the Company issued 15.861 Series A Preferred shares, par value $0.001 per share, at $5,000 per share in exchange for $79,308. The Series A Preferred shares are convertible at the option of the holder to 50,000 shares of the Company's common stock for each share of Series A Preferred stock. The Series A Preferred holders also received two (2) warrants ("Series A and Series B Warrants") to purchase 50,000 shares of Common Stock, per warrant, for each share of Series A Preferred (or fraction thereof) issued. The Series A Warrants shall have an exercise price per share equal to $0.25 and shall expire in three
(3) years. The Series B Warrants shall have an exercise price per share equal to $1.05 and shall expire five (5) years, subject to the number of number of shares acquired pursuant to the Series A Warrants.

SERIES B CONVERTIBLE PREFERRED STOCK

In January, 2004, the Company issued 800,000 shares of its Series B 12% Cummulative Convertible Preferred Stock ("series B Preferred Shares") in lieu of certain accrued management services fee payable and notes payable including interest payable thereon totaling $800,000 to officers of the company The stock issued was valued at approximately $1.00 per share, which represents the fair value of the stock. The shares of preferred stock are convertible into common shares at $0.20 per share which was amended in April 2004 to $0.10 per share. In connection with the transaction, the Company recorded beneficial conversion discount of $800,000 - preferred dividend relating to the issuance of convertible preferred stock.

Holders of the Series B Preferred Shares are entitled to receive cumulative cash dividends at the annual rate of 12% per annum, or $.12 per share, payable semi-annually. The dividends may be payable in cash or through a dividend of additional shares of Preferred Shares. The aggregate unpaid Series B Preferred Stock dividends at June 30, 2004 is $ 24,000.

The Series B Preferred Shares, along with the Series A Preferred Shares rank, pari passu, senior to the common stock. The Series B Preferred Shares have a liquidation preference of $ 1.00 per share plus any and all declared and unpaid dividends.

The Series B Preferred Shares are convertible, in whole or in part , at the option of the holders thereof, into shares of common stock at amount equal to $
0.10 per share. Each share of Series B Preferred Stock shall have voting rights equal to ten times the number of shares of Common Stock such holder of Series B Preferred Stock would receive upon conversion of such holder's shares of Series B Preferred Stock.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (UNAUDITED)

NOTE D - WARRANTS TO PURCHASE COMMON STOCK

The following condensed table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to consultants and shareholders at June 30, 2004.

                            Warrants Outstanding                                   Warrants Exercisable
                            --------------------                                   --------------------
                                        Weighted Average          Weighed                        Weighted
                       Number        Remaining Contractual        Average         Number         Average
Exercise Prices     Outstanding           Life (Years)        Exercise Price    Exercisable   Exercise Price
---------------     -----------           ------------        --------------    -----------   --------------
          $ 0.10      58,500                   4                   $ 0.10         58,500          $ 0.15
            0.20     605,000                   1                     0.20        605,000            0.20
            0.25   9,984,550                   4                     0.25      9,984,550            0.25
            0.50     300,000                   2                     0.50        300,000            0.50
            1.05   8,543,050                   5                     1.05      8,543,050            1.05
                   ---------                                                  ----------
                  19,491,100                                                  19,491,100
                  ==========                                                  ==========

Transactions involving the Company's warrant issuance are summarized as follows:

                                      Number of         Weighted Average
                                       Shares            Price Per Share
Outstanding at December 31, 2003
                                     15,500,000            $     0.25
   Granted                            9,301,000            $     0.32
   Exercised                           (681,000)                  .25
   Canceled or expired               (4,629,000)                  .25
Outstanding at June 30, 2004         19,491,100            $     0.60
                                     ==========            ==========

The weighted-average fair value of warrants granted to consultants during the period ended June 30, 2004 and 2003 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                    2004          2003
                                                    ----          ----
Significant assumptions (weighted-average):
    Risk-free interest rate at grant date           1.01  %        n/a

    Expected stock price volatility                   84  %        n/a
    Expected dividend payout                          --            --

Expected option life-years (a) 1 - 4 years n/a

(a) The expected option life is based on contractual expiration dates.

The estimated value of the warrants granted to consultants was in lieu of cash compensation for services performed. The amount of the expense charged to operations in connection with granting the warrants to consultants was $ 243,000 and $ 0 during the period ended June 30, 2004 and 2003, respectively.

                              CYBERLUX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (UNAUDITED)

NOTE E - SUBSEQUENT EVENTS

Certain holders of the Company's Class A Warrants exercised their options to acquire the Company's restricted common stock (see Note C). The Company received proceeds of approximately $175,250 in connection with the exercise of the warrants.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                $  3,192.94
Accounting fees and expenses          10,000.00*
Legal fees and expenses               35,000.00*
Miscellaneous                          1,807.06
                                    -----------
                         TOTAL       $50,000.00*
                                    ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      On October 18, 2001, in connection with a a loan agreement with OneCap, Inc. in which we borrowed $170,000 for the purpose of financing for tooling, circuitry and registration costs for public listing of our stock, we issued OneCap a warrant to purchase 500,000 shares of our $0.001 par value common stock at par.

      During November 2001, some of our officers elected to exercise their options to purchase 350,000 shares of its $0.001 par value common stock for cash of $350.

      During the year ended December 31, 2001, certain warrant holders elected to exercise their warrants to purchase 636,000 shares of our common stock for cash of $14,250.

      In December 2001, we issued 151,648 shares of our common stock in exchange for convertible debentures in the amount of $75,824. The shares were issued in accordance with Section 4(2) of the Securities Act. No broker or dealer was involved in the transaction and no discounts or commissions were paid.

      On May 29, 2002, we issued 70,000 shares of our common stock to an individual for services rendered valued at $49,000. The shares were issued in accordance with Section 4(2) of the Securities Act. No broker or dealer was involved in the transaction and no discounts or commissions were paid.

      During November 2002, we issued 150,000 shares of our common stock in exchange for services totaling $37,500. The stock issued was valued at $0.25 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

      In December 2002, we issued 256,000 shares of common stock for $64,000 in connection with a private placement memorandum, net of costs.

      On October 1, 2003, we entered into an agreement with Consulting for Strategic Growth 1, Ltd. ("CFSG"), in which CFSG would provide consulting services in the form of investor relations and public relations. On January 27, 2004, in consideration for services rendered, Stanley Wunderlich, Chairman of CFSG was issued 125,000 shares of our common stock at $0.001 per share and Bonnie Stretch, pubic relations for CFSG, was issued 25,000 shares of our Common stock at $0.001 per share. This issuance was a private transaction pursuant to
Section 4(2) of the Securities Act.

      On October 30, 2003, we entered into an agreement with Roccus Capital Partners, LLC ("RCP") and Alliance Advisors (`AA") in which RCP and AA would provide strategic advisement to us. On January 27, 2004, as an engagement fee, Richard L. Berkley and Marc A. Heskell, principals of RCP and Alan Sheinwald, principal of AA were each issued 75,000 shares of our common stock at $0.001 per share. These issuances were private transactions pursuant to Section 4(2) of the Securities Act.

      On December 1, 2003, we entered into an agreement with CFSG, in which CFSG would provide consulting services in the form of investor relations and public relations. In consideration for services to be rendered, on January 27, 2004, Stanley Wunderlich was issued 60,000 shares of our common stock at $0.001 per share with 10,000 shares issued each month based upon performance criteria satisfactory to both parties. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27,2004, we issued 700,000 shares of our Common stock at $0.01 per share to Titan Entertainment Group pursuant to a consulting services agreement in which Titan Entertainment Group would create strategic business relationships for us. This issuance was a private transaction pursuant to
Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 600,000 shares of our Common stock at $0.01 per share to Michael J. Stern pursuant to a consulting services agreement in which Michael J. Stern would create strategic business relationships for us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On Januaary 27, 2004, we issued 600,000 shares of our Common stock at $0.01 per share to KBK Ventures, Inc. pursuant to a consulting services agreement in which KBK Ventures would create strategic business relationships for us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004,we issued 800,000 shares of our Common stock at $0.01 per share to 3CD Consulting, LLC pursuant to a consulting services agreement in which 3CD Consulting would create strategic business relationships for us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27,2004, we issued 600,000 shares of our Common stock at $0.01 per share to Ronald E. Gee pursuant to a consulting services agreement in which Ronald E. Gee would create strategic business relationships us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 155 shares of Series A Preferred Stock (with a stated value of $5,000 per share and a conversion price of $0.10 per share) and warrants to purchase an aggregate of 15,500,000 of our common stock. This private placement was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 40,000 shares of our Common stock at $0.001 per share to Donald F. Huffman in consideration of services on our behalf. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 10,000 shares of our common stock at $0.001 per share to Robert Rubin in consideration of services on our behalf. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, Brian Scott converted a $20,000 promissory note dated April 1, 2003 in the amount of $20,000 into 80,000 shares of the our common stock at $0.25 per share. This issuance was a private transaction pursuant to
Section 4(2) of the Securities Act.

      On April 5, 2004, we issued 450,000 shares of our common stock issued to Capital Funding Solutions as collateral pursuant to a factoring agreement were cancelled.

      In May 2004, we issued 5,310,000 shares of our common stock at $0.10 per share and 5,310,000 warrants exercisable at $0.25 per share. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act

      On May 25, 2004, we issued 15.861 shares of Series A Preferred Stock (with a stated value of $5,000 per share and a conversion price of $0.10 per share) and warrants to purchase an aggregate of 793,065 of our common stock. This private placement was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On June 4, 2004, we issued 30,500 stock purchase warrants exercisable at $0.25 per share and 19,500 stock purchase warrants exercisable at $0.10 per share each to Marc Haskell, Richard Berkley and Alan Sheinwald pursuant to a consulting agreement. This issuance was a private transaction pursuant to
Section 4(2) of the Securities Act.

      On June 4, 2004, Michael Kelly converted a promissory note in the amount of $5.000 into 50,000 shares of our common stock at $0.10 per share. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On June 4, 2004, we issued 30,000 shares of our common stock valued at $.10 per share to Forma Designs, Inc. for services rendered. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On June 4, 2004, we issued 310,000 stock purchase warrants to Dennis Oon, Gary Murphy, Brian Kramen and Ed English exercisable at $0.20 per share for services rendered. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On June 8, 2004, we issued 975,000 shares of our common stock valued at $.10 per share and 975,000 stock purchase warrants exercisable at $0.25 per share pursuant to an agreement in which Current Capital would provide investor relation services for us. This issuance was exempt from registration pursuant to
Section 4(2) of the Securities Act.

      On June 8, 2004, we issued 375,000 shares of our common stock valued at $.10 per share and 375,000 stock purchase warrants exercisable at $0.25 per share to Advisory Group Ltd. pursuant to an agreement in which Advisory Group Ltd. would provide investor relation services for us. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On June 8, 2004, we issued 200,000 shares of our common stock valued at $.10 per share to Phil Snowden and C. Clark Burns pursuant to a consulting agreement. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On June 16, 2004, we issued 60,000 shares of our common stock valued at $.10 per share and 100,000 stock purchase warrants exercisable at $0.50 each to Frank Maresca Associate, Inc., William Schnell & Associates, Inc. and Bruce W. Geiger & Associates, Inc. pursuant to a consulting agreement. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC on September 23, 2004 for the sale of (i) $1,500,000 in secured convertible notes and (ii) a warrants to buy 2,250,000 shares of our common stock.

      The investors are obligated to provide us with the funds as follows:

      o     $500,000 was disbursed on September 23, 2004;

      o $500,000 will be disbursed within five days of the filing of this registration statement; and

      o $500,000 will be disbursed within five days of the effectiveness of this registration statement.

      Accordingly, we have received a total of $500,000 pursuant to the Securities Purchase Agreement.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.72 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Cyberlux or executive officers of Cyberlux, and transfer was restricted by Cyberlux Corporation in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

      ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Cyberlux Corporation, a Nevada corporation.

Exhibit No.    Description

3.1 Articles of Incorporation, dated as of May 17, 2000, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

3.2 Certificate of Amendment to the Articles of Incorporation, dated as of April 3, 2003, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on April 30, 2003 and incorporated herein by reference.

3.3 Bylaws of Cyberlux Corporation, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

3.4 Certificate of Designation of Series A Preferred Stock, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

4.1 Securities Purchase Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as Exhibit 4.1 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.2 Secured Convertible Note issued to AJW Offshore, Ltd., dated September 23, 2004, filed as Exhibit 4.2 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.3 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated September 23, 2004, filed as Exhibit 4.3 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.4 Secured Convertible Note issued to AJW Partners, LLC, dated September 23, 2004, filed as Exhibit 4.4 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.5 Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated September 23, 2004, filed as Exhibit 4.5 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.6 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated September 23, 2004, filed as Exhibit 4.6 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.7 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated September 23, 2004, filed as Exhibit 4.7 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.8 Common Stock Purchase Warrant with AJW Partners, LLC, dated September 23, 2004, filed as Exhibit 4.8 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.9 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated September 23, 2004, filed as Exhibit 4.9 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.10 Registration Rights Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as Exhibit 4.10 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.11 Security Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as Exhibit 4.11 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.12 Intellectual Property Security Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as Exhibit 4.12 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.13 Guaranty and Pledge Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Donald F. Evans, filed as Exhibit 4.13 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1 Donald F. Evans Employment Agreement, dated as of July 1, 2000, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

10.2 Alan H. Ninneman Employment Agreement, dated as of July 1, 2000, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

10.3 John W. Ringo Employment Agreement, dated as of July 1, 2000, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

10.4 Donald F. Evans Amended Employment Agreement, dated as of January 1, 2003, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on April 30, 2003 and incorporated herein by reference.

10.5 Alan H. Ninneman Amended Employment Agreement, dated as of January 1, 2003, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on April 30, 2003 and incorporated herein by reference.

10.6 John W. Ringo Amended Employment Agreement, dated as of January 1, 2003, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on April 30, 2003 and incorporated herein by reference.

10.7 Mark D. Schmidt Employment Agreement, dated as of May 1, 2003, filed as an exhibit to the quarterly report on Form 10-QSB filed with the Commission on August 19, 2003 and incorporated herein by reference.

10.8 Proprietary Product Manufacturing Agreement, dated as April 24, 2001, by and between Cyberlux Corporation and Shelby County Community Services, Inc., filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

10.9 Design Agreement, dated as of March 2, 2001, by and between Cyberlux Corporation and ROBRADY Design, filed as an exhibit to the registration statement on Form 10-SB/A filed with the Commission on February 4, 2001 and incorporated herein by reference.

10.10 Series A Convertible Preferred Stock Purchase Agreement, dated as of December 31, 2003, by and among Cyberlux Corporation and the purchasers set forth therein, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

10.11 Registration Rights Agreement, dated as of December 31, 2003, by and among Cyberlux Corporation and the purchasers of Series A Convertible Preferred Stock set forth therein, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

10.12 Form of Series A Warrant issued in connection with the sale of Series A Convertible Preferred Stock, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

10.13 Form of Series B Warrant issued in connection with the sale of Series A Convertible Preferred Stock, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

10.14 Lock-up Agreement, dated as of December 31, 2003, by and among Cyberlux Corporation and certain officers and directors of Cyberlux Corporation, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

23.1 Consent of Russell Bedford Stefanou Mirchandani LLP (filed herewith).

23.2           Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Durham, State of North Carolina, on October 13, 2004.

                              CYBERLUX CORPORATION


                                       By: /s/ DONALD F. EVANS
                                          --------------------------------------
                                               Donald F. Evans, Chief Executive
                                               Officer, Principal Executive
                                               Officer and Chairman of the Board
                                               of Directors


                                       By: /s/ DAVID D. DOWNING
                                          --------------------------------------
                                               David D. Downing, Chief Financial
                                               Officer, Principal Financial
                                               Officer and Principal Accounting
                                               Officer


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                         TITLE                            DATE

/s/ DONALD F. EVANS       Chief Executive Officer and         October 13, 2004
-----------------------   Chairman of the Board of Directors
    Donald F. Evans

/s/ MARK D. SCHMIDT       President, Chief Operating Officer  October 13, 2004
-----------------------   and Director
    Mark D. Schmidt

/s/ JOHN W. RINGO         Secretary, Corporate Counsel        October 13, 2004
-----------------------   and Director
    John W. Ringo

/s/ ALAN H. NINNEMAN      Senior Vice President and Director  October 13, 2004
-----------------------
    Alan H. Ninneman

/s/ DAVID D. DOWNING      Chief Financial Officer             October 13, 2004
-----------------------   and Director
    David D. Downing